Exhibit 10.1

Execution Version

American Hallmark Insurance Company of Texas

Hallmark Specialty Insurance Company

Hallmark Insurance Company

Hallmark National Insurance Company

Hallmark County Mutual Insurance Company

and

DARAG BERMUDA LTD

DARAG INSURANCE (GUERNSEY) LIMITED

LOSS PORTFOLIO TRANSFER

REINSURANCE CONTRACT

Hallmark Financial Loss Portfolio Transfer Contract

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Exhibits

Exhibit A	-	Form of Trust Agreement
Exhibit B	-	Form of Services Agreement
Exhibit C	-	Schedule of Third-Party Reinsurance

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LOSS PORTFOLIO TRANSFER
REINSURANCE CONTRACT

(the “Contract”)

between

American Hallmark Insurance Company of Texas

Hallmark Specialty Insurance Company

Hallmark Insurance Company

Hallmark National Insurance Company

Hallmark County Mutual Insurance Company

(hereinafter referred to collectively as the “Company”)

and

DARAG BERMUDA LTD (“DARAG Bermuda”)

DARAG INSURANCE (GUERNSEY) LIMITED (“DARAG Guernsey”)

(hereinafter collectively referred to as the “Reinsurer”)

PREAMBLE

This Contract is made and entered into by and between the Company and the Reinsurer (collectively, the “Parties” and each, a “Party”).

Reinsurance Allocation

Payments of Ultimate Net Loss under this Contract shall be allocated to each of the entities comprising the Company in the order in which claims for payment are presented, regardless of which entity comprising the Company experiences the loss.

ARTICLE I

Definitions

The terms set forth below, wherever they appear in this Contract and regardless of whether they appear in a singular or plural form, shall have the meanings given herein:

A.	Actuarial Standards

“Actuarial Standards” means standards consistent with Applicable Law and best practice actuarial methodologies, consistently applied.

B.	Aggregate Limit

“Aggregate Limit” means an amount equal to $240,000,000.

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C.	Applicable Laws

“Applicable Laws” means all applicable foreign, federal, state or local laws, rules, regulations, ordinances, directives, statutes, treaties, conventions and other agreements between states, rules of common law, and all other laws of, or having effect in, any jurisdiction from time to time, authorizations, permits, licenses, any rules of any stock exchange on which the shares of any Party (or any affiliate thereof) are listed and any binding order, decree or ruling of any regulatory authority having jurisdiction with respect to the Subject Business and any formal guidance or measures of any regulatory authority directed at the business of the type that comprises the Subject Business.

D.	Business Days

“Business Day” means any day (other than a Saturday or Sunday) on which banks are open for business in New York, New York and Hamilton, Bermuda.

E.	Closing and Closing Date

“Closing” means the consummation, on the Closing Date, of the transactions contemplated hereby.

“Closing Date” means a date to be mutually agreed by the Parties, such date to be no later than August 31, 2020.

F.	Company Escrow Account

“Company Escrow Account” means an escrow account established by the Company within 30 calendar days of the Company’s receipt of the Corridor Layer Trigger notice from the Reinsurer for the deposit of the Company Escrow Account Required Amount by the Company on a quarterly basis during the Corridor Period, which account is accessible by the claims service administrator or other party contracted to handle claims payments related to the Subject Business.

“Company Escrow Account Required Amount” means an amount equal to (a) during the remainder of the quarter in which the Corridor Layer Trigger occurs, $3,000,000 and (b) for each calendar quarter thereafter during the Corridor Period, the lesser of (i) $3,000,000 or (ii) an amount equal to the difference of (x) the Corridor Layer Limit less (y) the aggregate amount of Ultimate Net Loss applicable to the Corridor Layer actually paid by the Company as of such calendar quarter.

“Company Escrow Account Shortfall” means at any time, an amount equal to the difference of (a) the Company Escrow Account Required Amount less (b) the balance of the Company Escrow Account as of such time.

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G.	Declaratory Judgment Expense

“Declaratory Judgment Expense” means all expenses incurred in connection with a declaratory judgment action brought to determine the Company’s defense and/or indemnification obligations that are allocable to a specific claim subject to this Contract. Declaratory Judgment Expense shall be deemed to have been incurred on the date of the original loss giving rise to the declaratory judgment action.

H.	Effective Date

“Effective Date” means January 1, 2020.

I.	Extra Contractual Obligations/Loss in Excess of Policy Limits

1.	Extra Contractual Obligations

“Extra Contractual Obligations” means those liabilities not covered under any provision of a Policy, including any punitive, exemplary, compensatory, or consequential damages, which arise from the handling of the Subject Business, including, but not limited to, the following: failure to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, in preparation of the defense, in the trial of any action against an insured, reinsured, an insured’s or reinsured’s assignee or a third-party claimant, or in the preparation or prosecution of an appeal consequent upon such action, improper declination of coverage, or the failure to defend a potentially covered loss.

2.	Loss in Excess of Policy Limits

“Loss in Excess of Policy Limits” means amounts paid or damages payable by the Company in excess of a Policy limit as a result of alleged or actual negligence, fraud, or bad faith in failing to settle, and/or rejecting a settlement within the Policy limit, in the preparation of the defense, in the trial of any action against an insured, reinsured, an insured’s or reinsured’s assignee or a third-party claimant, or in the preparation or prosecution of an appeal consequent upon such action, improper declination of coverage, or the failure to defend a potentially covered loss. Loss in Excess of Policy Limits is any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured Policy.

3.	Any Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy.

J.	Gross Reinsurance Premium

“Gross Reinsurance Premium” is an amount calculated as $172,900,000 minus the Rollforward Amount (of which $169,650,000 minus the Rollforward Amount shall be paid to DARAG Bermuda and $3,250,000 shall be paid to DARAG Guernsey).

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K.	Loss Adjustment Expense

“Loss Adjustment Expense” means expenses paid or payable after the Effective Date in connection with the appraisal, adjustment, settlement, litigation, arbitration, investigation, defense and/or appeal of specific claims made with respect to the Subject Business, regardless of how such expenses are classified for statutory reporting purposes. Loss Adjustment Expense shall include, but not be limited to, interest on judgments, expenses of outside adjusters, subrogation, salvage and recovery expenses, legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto (e.g. Declaratory Judgment Expenses).

L.	Loss Escrow Account Required Amount

“Loss Escrow Account Required Amount” means an amount equal to (a) during the first calendar quarter following the Closing Date, an amount to be agreed between the Parties prior to the Closing Date and (b) for each calendar quarter (or, at the option of the applicable funding Party, each month) thereafter, a reasonable estimate to be agreed between the Company and the Reinsurer of the gross amount needed to pay Ultimate Net Loss during such quarter (or, at the option of the applicable funding Party, such month), in each case, to be allocated to each Loss Escrow Account as mutually agreed by the Parties.

M.	Minimum Funding Requirement

“Minimum Funding Requirement” means, as of any date of determination, 120% of the Net Subject Reserves as of such date less any undisputed amounts in respect of any claims attributable to Third-Party Reinsurance that have been paid by the Reinsurer but not yet reimbursed to the Reinsurer by the Company.

N.	Net Reinsurance Premium

“Net Reinsurance Premium” means the Gross Reinsurance Premium less any Federal Excise Tax or Withholding under FATCA, applicable under this Contract.

O.	Net Subject Reserves

“Net Subject Reserves” means all of the Company’s reserves for the Subject Business, including reserves for incurred but not reported losses and Loss Adjustment Expense, reserves for losses, Loss Adjustment Expense and other liabilities paid but not recovered from the Reinsurer, reserves for losses and other liabilities reported and outstanding, and any other reserves for Loss Adjustment Expense or other liabilities, in each case, to the extent related to Ultimate Net Loss (excluding the Ultimate Net Loss retained by the Company under the Corridor Layer).

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P.	Policy

“Policy” or “Policies” means the Company’s policies, contracts, agreements and binders of insurance or reinsurance (including any endorsements, modifications or amendments thereto) on the Subject Business.

Q.	Reinsurer ECO/XPL

“Reinsurer ECO/XPL” means Extra Contractual Obligations and/or Loss in Excess of Policy Limits, other than Retained ECO/XPL, that arise from the handling of claims in connection with the Subject Business by the Reinsurer or any of its subcontractors or third-party administrators after the Closing Date (regardless of the date of the original loss covered or alleged to be covered under the Policy).

R.	Retained ECO/XPL

“Retained ECO/XPL” means Extra Contractual Obligations and/or Loss in Excess of Policy Limits solely attributable to the conduct of the Company (other than any such conduct approved by the Reinsurer) under the Subject Business. Without limiting the generality of the foregoing, Retained ECO/XPL shall include the Extra Contractual Obligations related to the following claims: 164816TG, 165763TG, 121707TG, 182273TG and 190080TG.

S.	Rollforward Amount

“Rollforward Amount” means an amount equal to Ultimate Net Loss paid by the Company during the Rollforward Period (which, for the avoidance of doubt, shall be net of the deductions set forth in the definition of “Ultimate Net Loss”).

T.	Rollforward Period

“Rollforward Period” means the period between the Effective Date and the Closing Date.

U.	Services Agreement

V.	“Services Agreement” means the services agreement dated as of the Closing Date, which shall be substantially in the form attached hereto as Exhibit B, subject to such changes as the Parties may reasonably agree.

W.	Subject Business

“Subject Business” means all existing and future claims for losses occurring on or prior to December 31, 2019 with respect to Policies issued by the Company providing coverage for commercial auto liability and classified by the Company as: (a) Binding Primary Auto and (b) Brokerage Primary Auto (such obligations, subject to applicable exclusions).

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X.	Third-Party Reinsurance

“Third-Party Reinsurance” means that part or all of any contracts (other than this Contract) of reinsurance pursuant to which the Company has ceded any portion of the Subject Business.

Y.	Transaction Documents

“Transaction Documents” means this Contract, the Trust Agreement, the Services Agreement, the Security Agreement and such other agreements, documents and instruments that are executed and delivered in connection with the transactions contemplated by this Contract.

Z.	Transition End Date

“Transition End Date” means the date on which the Company shall no longer be obligated to provided transition services pursuant to the Services Agreement, which date shall be reasonably acceptable to the Parties and set forth in the Services Agreement; provided that such date shall be no later than the date falling three (3) months after the Closing Date.

AA.	Ultimate Net Loss

“Ultimate Net Loss” means all amounts paid or payable in respect of the Subject Business to settle losses or satisfy judgments, verdicts or awards, including but not limited to the following: (a) any pre-judgment interest that is included as part of an award or judgment, (b) Reinsurer ECO/XPL and (c) Loss Adjustment Expense; net of any (i) recoveries, salvages, and subrogations, which are actually recovered and (ii) Third-Party Reinsurance (whether or not the applicable Third-Party Reinsurance has actually been collected by the Company). Ultimate Net Loss shall not include any Excluded Liabilities.

Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s Ultimate Net Loss has been ascertained.

BB.	Unallocated Loss Adjustment Expense

“Unallocated Loss Adjustment Expense” means those costs and expenses incurred by a Party that are associated with the service and management of the Subject Business and that are not Loss Adjustment Expenses, such as personnel costs, overhead or similar internal costs. For the avoidance of doubt, whether or not the Company or the Reinsurer reflects an expense as an Unallocated Loss Adjustment Expense on its financial statements or other books and records shall not affect whether such expense qualifies as Unallocated Loss Adjustment Expense for purposes of this Contract.

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ARTICLE II

Business Reinsured

A.	Subject to the terms of this Contract and upon receipt of the Net Reinsurance Premium in accordance with the REINSURANCE PREMIUM ARTICLE, the Reinsurer agrees to reinsure the Ultimate Net Loss of the Company for the Subject Business, up to the Aggregate Limit.

The Reinsurer’s liability under this Contract shall commence on the Effective Date, and all reinsurance with respect to which the Reinsurer shall be liable by virtue of this Contract will be subject in all respects to the same terms, conditions, interpretations, waivers, modifications, alterations, and cancellations as in the Subject Business, the true intent of this Contract being that the Reinsurer will follow the fortunes of the Company, and shall be bound, without limitation, by all payments and settlements entered into by or on behalf of the Company, subject to the terms, conditions and limits of this Contract.

B.	Subject to the terms of the Services Agreement, the Reinsurer also agrees to assume, or to procure an affiliate thereof to assume, claims handling and certain other administrative functions in respect of the Policies relating to the Subject Business, such assumption to commence on the Closing Date. The administrative responsibilities in respect of the Subject Business are set forth in the ADMINISTRATIVE SERVICES ARTICLE.

ARTICLE III

Reinsurance Premium

A.	Subject to the remainder of this REINSURANCE PREMIUM ARTICLE, as consideration for the reinsurance provided under this Contract, the Company shall pay the Reinsurer premium in an amount equal to the Net Reinsurance Premium.

B.	Notwithstanding any other provision to the contrary, the Parties acknowledge and agree that all premiums payable to or received by the Company in respect of the Subject Business are for the sole and exclusive benefit of the Company, and the Reinsurer shall not be entitled pursuant to this Contract to any such premiums.

C.	At least three (3) Business Days prior to the Closing Date, the Company shall deliver to the Reinsurer a statement (the “Closing Statement”) setting forth the Company’s good faith estimate of the Rollforward Amount, the Estimated Initial Minimum Funding Amount and the Estimated Reinsurance Premium.

D.	Subject to the payment of the fee of Willis Re Inc. pursuant to the INTERMEDIARY ARTICLE, on the Closing Date, the Company shall pay the Estimated Reinsurance Premium as follows:

1.	first, deposit an aggregate amount equal to the Loss Escrow Account Required Amount into the Loss Escrow Accounts,

2.	second, deposit the remainder of the Estimated Reinsurance Premium, up to an amount equal to the difference of the Estimated Initial Minimum Funding Amount minus the aggregate balance of the Loss Escrow Accounts, into the Trust Account, and

3.	third, pay the balance (if any) to the Reinsurer.

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E.	On the Closing Date, the Reinsurer shall deposit into the Trust Account an amount equal to the amount by which the Estimated Initial Minimum Funding Amount exceeds the amount to be deposited into the Trust Account and the Loss Escrow Accounts by the Company pursuant to the immediately preceding paragraph.

F.	Post-Closing Adjustment.

1.	No later than sixty (60) days following the Closing Date, the Company shall deliver to the Reinsurer a statement (the “Final Closing Statement”) setting forth the Company’s calculation of the Rollforward Amount, the Net Reinsurance Premium and the Initial Minimum Funding Amount.

2.	If the Reinsurer disagrees with the Company’s determination of any item on the Final Closing Statement, the Reinsurer may, within thirty (30) days after receipt of the Final Closing Statement, deliver a notice of disagreement (a “Notice of Disagreement”) to the Company disagreeing with the Final Closing Statement and specifying in reasonable detail each item that the Reinsurer in good faith disputes (each, a “Disputed Item”) and the amount in dispute for each such Disputed Item. If the Reinsurer does not deliver a Notice of Disagreement within such thirty (30) day period, then the Rollforward Amount, the Net Reinsurance Premium and the Initial Minimum Funding Amount shall be deemed to equal the amounts provided in the Final Closing Statement and such amounts shall be final, binding and conclusive on the Reinsurer and the Company.

3.	If a Notice of Disagreement is timely delivered pursuant to the foregoing paragraph, the Reinsurer and the Company shall, during the fifteen (15) days following the receipt of such Notice of Disagreement (the “Resolution Period”), use their commercially reasonable efforts to reach agreement on the Disputed Items. If, by the end of the Resolution Period, the Reinsurer and the Company are unable to reach such agreement with respect to all of the Disputed Items, they shall promptly thereafter engage and submit the unresolved Disputed Items (the “Unresolved Items”) to an internationally-recognized, independent actuarial firm (the “Actuarial Firm”), which shall promptly review this Contract and the Unresolved Items. The Actuarial Firm shall issue its written determination with respect to each Unresolved Item within thirty (30) days after the Unresolved Items are submitted for its review. The Actuarial Firm shall determine each of the Unresolved Items and, giving effect to such determination, calculate the Rollforward Amount, the Net Reinsurance Premium and the Initial Minimum Funding Amount. Each Party shall use commercially reasonable efforts to furnish to the Actuarial Firm such work papers, books, records and documents and other information pertaining to the Unresolved Items as the Actuarial Firm may request.

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The determination of the Actuarial Firm shall be final, binding and conclusive on the Reinsurer and the Company. The fees, expenses and costs of the Actuarial Firm incurred in rendering any determination pursuant to this paragraph shall be split equally between the Reinsurer and the Company.

4.	Promptly following final resolution of the Rollforward Amount, the Net Reinsurance Premium and the Initial Minimum Funding Amount, whether by the absence of timely delivery of Notice of Disagreement or pursuant to the foregoing paragraph, if the Net Reinsurance Premium exceeds the Estimated Reinsurance Premium, the Company shall deposit an amount equal to such excess into the Trust Account. If the Estimated Reinsurance Premium exceeds the Net Reinsurance Premium, then the Company shall withdraw from the Trust Account and retain an amount equal to such excess.

5.	Following the deposit into or withdrawal from the Trust Account pursuant to the prior paragraph:

(a)	if the market value of the assets held in the Funded Accounts is less than the Initial Minimum Funding Amount, the Reinsurer shall promptly deposit an amount equal to such shortfall into the Trust Account, and

(b)	if the market value of the assets held in the Funded Accounts is greater than the Initial Minimum Funding Amount, the Company shall promptly instruct the trustee of the Trust Account to remit an amount equal to such excess from the Trust Account to the Reinsurer.

G.	As used herein:

1.	“Estimated Initial Minimum Funding Amount” means the Company’s good faith estimate of the Initial Minimum Funding Amount, as set forth in the Closing Statement.

2.	“Estimated Reinsurance Premium” means an amount equal to the Company’s good faith estimate of the Net Reinsurance Premium, as set forth in the Closing Statement.

3.	“Initial Minimum Funding Amount” means an amount equal to the difference of $179,000,000 minus the Rollforward Amount, such difference representing the Minimum Funding Requirement as of the Closing Date.

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ARTICLE IV

Term

At Closing, this Contract shall become effective as of 12:00 a.m. Eastern Time on the Effective Date and shall continue in effect until the earliest of the following circumstances:

1.	Exhaustion of the Aggregate Limit;

2.	All obligations hereunder are discharged; and

3.	The Contract is terminated pursuant to the SPECIAL TERMINATION ARTICLE.

ARTICLE V

Special Termination

A.	The Company may terminate this Contract at any time during the term of this Contract, upon the Reinsurer experiencing one or more Reinsurer Special Termination Event(s).
A “Reinsurer Special Termination Event” shall be deemed to have occurred in the event of any of the following circumstances:

1.	A State Insurance Department or other legal authority of competent jurisdiction orders the Reinsurer to cease writing business;

2.	The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against the Reinsurer proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

3.	For any period not exceeding 12 months, which commences no earlier than 12 months prior to the inception of this Contract, DARAG Guernsey’s policyholders’ surplus, as reported in the financial statements of DARAG Guernsey, has been reduced by 20% or more, and the Layer Three Liability has not been novated (which novation shall be subject to the Company’s consent, which consent shall not be unreasonably withheld) from DARAG Guernsey to DARAG Bermuda;

4.	For any period not exceeding 12 months, which commences no earlier than 12 months prior to the inception of this Contract, the equity of DARAG Guernsey Ltd. (the “Guernsey Parent”), as reported in the financial statements of the Guernsey Parent, has been reduced by 20% or more;

5.	The Reinsurer has reinsured its entire liability under this Contract with an unaffiliated entity or entities without the Company’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed);

6.	The Reinsurer breaches any of its representations, warranties or covenants in this Contract in a manner that does, or would reasonably be expected to, materially and adversely affect the ability of the Reinsurer to perform its obligations under this Contract and has not cured such breach within 30 days of receiving written notice thereof from the Company; provided, however, that the Reinsurer’s non-payment of any amounts purported to be due hereunder while such amounts are subject to a good faith dispute shall not constitute a breach of any representation, warranty or covenant in this Contract;

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7.	The Reinsurer has failed to comply with the funding requirements set forth in the TRUST ACCOUNT ARTICLE and has not cured such failure to comply within five (5) days of receiving written notice thereof from the Company;

8.	The Reinsurer breaches any of its obligations under the Services Agreement in any material respect and has not cured such breach within 30 days of receiving written notice thereof from the Company;

9.	Guernsey Parent ceases to control each of the Reinsurer, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise; or

10.	DARAG Bermuda, DARAG Guernsey and the Guernsey Parent cease to be affiliates.

Unless it is prohibited by law from doing so, promptly following the Reinsurer’s knowledge of a Reinsurer Special Termination Event, the Reinsurer must promptly notify the Company of such event in writing, by electronic mail, certified mail, or a nationally or internationally recognized delivery service.

B.	The Reinsurer may terminate this Contract at any time during the term of this Contract, upon the occurrence of the following (such event, a “Company Special Termination Event”, and together with the Reinsurer Special Termination Events, each, a “Special Termination Event”):

1.	The Company has failed to pay any amounts finally determined by arbitration proceedings in accordance with the ARBITRATION ARTICLE to be payable with respect to its obligation to reimburse the Reinsurer pursuant to the THIRD-PARTY REINSURANCE ARTICLE, which failure remains uncured 30 days after the date on which such amount was finally determined by the arbitration Panel.

2.	Following receipt of the First Delinquent Notice and the Second Delinquent Notice by the Company from the Reinsurer, the Company fails to deposit into the Company Escrow Account an amount at least equal to the Company Escrow Account Shortfall specified in the First Delinquent Notice, and such failure remains uncured thirty (30) calendar days after the date on which the Company receives the Second Delinquent Notice from the Reinsurer.

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C.	Where a Special Termination Event has taken place, the Company or the Reinsurer, as applicable, may, without prejudice to any other rights it may have under this Contract, commute all present and future liabilities under this Contract in return for a full and final release of all such liabilities by delivering 30 days’ prior written notice to the other Party by electronic mail, certified mail, or by a nationally or internationally recognized delivery service, which notice shall state the effective date and time of the commutation (the “Commutation Effective Time”). Where the Company seeks to commute as provided herein, the Reinsurer shall pay the Company the Commutation Amount at the Commutation Effective Time. In furtherance of the foregoing, if the Company seeks to commute following the occurrence of a Reinsurer Special Termination Event, the Company may withdraw all collateral deposited in the Funded Accounts (including any interest gained thereupon) and apply the proceeds thereof towards payment of the Commutation Amount, collecting any deficiency of the funds to cover the Commutation Amount from the Reinsurer or paying any amounts in excess of the Commutation Amount to the Reinsurer. In no event shall the Reinsurer be liable for payment of the full Commutation Amount if its total liability would exceed the Aggregate Limit. Where the Reinsurer seeks to commute as provided herein, it will not be obligated to pay the Commutation Amount and shall be entitled to withdraw and retain all amounts held in the Funded Accounts, including any such amounts in excess of the Net Subject Reserves as of the Commutation Effective Time, and the Company shall pay any offset, credit or receivable owed by it to the Reinsurer for Third-Party Reinsurance and any Ultimate Net Loss payments made by the Reinsurer with respect to the Corridor Layer.

If the Company and the Reinsurer cannot agree on the Commutation Amount, the Parties shall appoint an independent actuary. If the Company and the Reinsurer cannot agree on an actuary, the Company and the Reinsurer shall each nominate three individuals, of whom the other shall decline two, and the final decision shall be made by drawing lots. All the actuaries selected shall be disinterested in the outcome of the commutation and shall be Fellows of the Casualty Actuarial Society meeting its qualification standards to provide statements of actuarial opinion in the United States. The decision in writing of the appointed actuary, when filed with the Parties, shall be final and binding on both Parties. The expense of the actuary and of the actuarial calculation shall be equally divided between the two Parties.

1.	“Commutation Amount” means an amount equal to the lesser of (a) the sum of (i) all amounts due as of the Commutation Effective Time from the Reinsurer to the Company under this Contract but not yet paid plus (ii) an amount equal to 105% of the Net Subject Reserves as of the Commutation Effective Time and (b) the Remaining Limit.

2.	“Remaining Limit” means, at any time, an amount equal to the difference of (a) the Aggregate Limit less (b) the aggregate amount of Ultimate Net Loss actually paid by the Reinsurer to the Company as of such time.

D.	The Company may revoke its notice hereunder, during the aforementioned 15-day period, without prejudice to reinstitute such notice later if it so chooses.

E.	The Company’s waiver of any rights provided in this Article is not a waiver of that right or other rights at a later date.

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ARTICLE VI

Territory

The territorial limits of this Contract shall follow the Policies.

ARTICLE VII

Exclusions

A.	This Contract shall not cover the following (the “Excluded Liabilities”):

1.	Unallocated Loss Adjustment Expenses of the Company;

2.	Any sum paid prior to the Effective Date in settlement or payment of any obligation arising from the Subject Business (for the avoidance of doubt, without prejudice to the calculation of the Rollforward Amount);

3.	Ex gratia payments by the Company on or after January 1, 2020, unless the Reinsurer has given its prior written consent to such payments;

4.	Business classified by the Company as Excess Auto;

5.	Business produced for the Company by Triad Insurance Services, a third-party program administrator;

6.	Retained ECO/XPL; and

7.	Commissions under the Subject Business, including but not limited to profit sharing.

For the avoidance of doubt, in no event shall a Party be responsible for any Unallocated Loss Adjustment Expenses of the other Party.

ARTICLE VIII

Coverage

A.	The Reinsurer hereby agrees to indemnify the Company for the Ultimate Net Loss as respects the Subject Business as follows:

1.	LAYER ONE: DARAG Bermuda will pay 100% of the Ultimate Net Loss from the ground up, subject to a layer one limit of $151,200,000 of Ultimate Net Loss (the “Layer One Limit”).

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2.	CORRIDOR LAYER: The Company shall retain net for its own account 100% of the Ultimate Net Loss of the Company (excluding any Reinsurer ECO/XPL, for which the Reinsurer shall continue to be liable) in excess of the Layer One Limit, subject to a corridor layer limit of $24,900,000 (the “Corridor Layer Limit”) of Ultimate Net Loss (the “Corridor Layer”). The liability of the Company for Retained ECO/XPL shall not apply toward the Corridor Layer Limit.

3.	LAYER TWO: DARAG Bermuda will pay 100% of the Ultimate Net Loss in excess of the sum of (a) the Layer One Limit ($151,200,000), and (b) the Corridor Layer Limit ($24,900,000), subject to a layer two limit of $27,800,000 (the “Layer Two Limit”).

4.	LAYER THREE: DARAG Guernsey will pay 100% of the Ultimate Net Loss in excess of the sum of (a) the Layer One Limit ($151,200,000), (b) the Corridor Layer Limit ($24,900,000) and (c) the Layer Two Limit ($27,800,000), subject to a layer three limit of $36,100,000 of Ultimate Net Loss (the “Layer Three Liability”);

provided that the aggregate liability of the Reinsurer (including through providing collateral hereunder, but excluding, for the avoidance of doubt, its liability with respect to Reinsurer ECO/XPL), together with the liability retained by the Company (but excluding Retained ECO/XPL) under the Corridor Layer, shall not exceed the Aggregate Limit.

B.	Notwithstanding the foregoing and any other provision to the contrary, (a) the Reinsurer shall be liable for all Reinsurer ECO/XPL; (b) the liability of the Reinsurer with respect to Reinsurer ECO/XPL shall not apply towards the limits of liability of the Reinsurer under paragraph A.1 of this Article, paragraph A.3 of this Article, paragraph A.4 of this Article and the Aggregate Limit; and (3) the Reinsurer shall not be liable for Retained ECO/XPL. The liability retained by the Company pursuant to the Corridor Layer under paragraph A.2 of this Article shall exclude any Reinsurer ECO/XPL.

C.	The Reinsurer or the claims service administrator under the Services Agreement shall provide the Company written notice, in accordance with the NOTICES ARTICLE, (i) when the Ultimate Net Loss paid by or on behalf of the Reinsurer has reached 95% of the Layer One Limit (the “Corridor Layer Trigger”), (ii) if, as of the end of any calendar quarter during the Corridor Period, the balance of the Company Escrow Account is less than the Company Escrow Account Required Amount and the Company fails to deposit the Company Escrow Account Shortfall and such failure remains uncured ten (10) Business Days following the end of such calendar quarter (such notice, the “First Delinquent Notice”, which shall specify the Company Escrow Account Shortfall as of the end of the applicable calendar quarter) or (iii) when, following the Company’s receipt of the First Delinquent Notice, the Company has failed to deposit an amount at least equal to the Company Escrow Account Shortfall specified in the First Delinquent Notice for a period of thirty (30) calendar days, if applicable (the “Second Delinquent Notice”).

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D.	Within 30 calendar days of receiving notice of the Corridor Layer Trigger, the Company shall deposit into the Loss Escrow Accounts an aggregate amount equal to the Loss Escrow Account Required Amount applicable to the Corridor Layer during the remainder of the quarter (or the month, at the option of the Company) in which the Corridor Layer Trigger occurs, and for each quarter (or each month, at the option of the Company) thereafter, the Company shall deposit an amount equal to the Loss Escrow Account Required Amount applicable to the Corridor Layer until the Corridor Layer Limit is exhausted.

ARTICLE IX

Loss Settlements

Subject to the terms of this Contract and the Services Agreement, all loss settlements made by the Company or any claims services administrator on behalf of the Company in accordance with the terms and conditions of this Contract shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it is liable in accordance with this Contract.

ARTICLE X

Salvage and Subrogation

As respects to the Subject Business, from the Effective Date until the expiration or termination of this Contract:

A.	With respect to closed claims as of the Effective Date and which have not subsequently reopened and generated an additional payment obligation, the Company, at its sole discretion, may enforce its right to deductibles, salvage and/or subrogation and may prosecute all claims arising out of such right, and any recoveries and refunds relating thereto shall be for the sole and exclusive benefit of the Company. The costs and expense of obtaining such salvage and/or subrogation shall be borne exclusively by the Company.

B.	With respect to open claims and claims that proceed to settlement and/or closure on or after the Effective Date, the Reinsurer may enforce its (and the Company’s) right to deductibles, salvage and/or subrogation and may prosecute all claims arising out of such right, and any recoveries and refunds relating thereto shall be for the sole and exclusive benefit of the Reinsurer.

ARTICLE XI

Reports and Remittances

A.	Within 45 calendar days after the end of each month, a claims bordereau shall be produced showing the following:

1.	Claim number;

2.	Paid loss;

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3.	Paid Loss Adjustment Expense;

4.	Reserves for outstanding loss; and

5.	Reserves for outstanding Loss Adjustment Expense.

In addition to the foregoing, within 45 calendar days after the end of each month, a report of aggregate Ultimate Net Loss shall be provided showing the following, calculated on a cumulative basis from the inception of this Contract through the end of the month:

1.	Paid Ultimate Net Loss;

2.	Reserves for outstanding loss;

3.	Reserves for outstanding Loss Adjustment Expense;

4.	Reserves for IBNR; and

5.	Any other information reasonably requested by the Reinsurer.

B.	As respects the Subject Business, the Company shall produce the claims bordereau and report of aggregate Ultimate Net Loss, as set forth in paragraph A above, and provide it to the Reinsurer during the period from the inception of this Contract until the Transition End Date. Following the Transition End Date, the Reinsurer shall, or shall cause the claims service administrator to, produce the claims bordereau and report of aggregate Ultimate Net Loss, as set forth in paragraph A above, and provide it to the Company during the period from the Transition End Date until the expiration or termination of this Contract.

C.	Each Party shall notify the other Party, as applicable, as soon as reasonably practicable in writing if it becomes aware of any material error in the information provided pursuant to this Article and promptly issue a claims bordereau or report with such error corrected.

D.	The Reinsurer shall deliver to the Company: (a) within fifteen (15) Business Days of each of DARAG Bermuda, DARAG Guernsey, the Guernsey Parent and any claims service administrator or other party contracted to handle claims payments related to the Subject Business (each such entity, a “Financial Reporting Entity”) filing its audited annual financial statements with the Bermuda Monetary Authority, Guernsey Financial Services Commission or any other applicable governmental entity, as the case may be, but in any event no later than one hundred eighty (180) calendar days following the end of each calendar year, a copy of such audited annual financial statements and (b) within fifteen (15) Business Days of each Financial Reporting Entity filing its unaudited quarterly financial statements with the Bermuda Monetary Authority, Guernsey Financial Services Commission or any other applicable governmental entity, as the case may be, but in any event no later than sixty (60) calendar days following the end of each calendar quarter (other than the fourth quarter of each fiscal year), a copy of such unaudited quarterly financial statements.

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ARTICLE XII

Late Payments

A.	In the event that any amount due to a Party is not received by such Party by the payment due date, such Party may, by written notice to the other Party, require the other Party to pay, and the other Party agrees to pay, penalty interest on the amount past due calculated for each such payment on the last Business Day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever is lesser; multiplied by

2.	1/365th of a rate equal to the sum of the U.S Prime Rate, as published in The Wall Street Journal on the first Business Day following the date a remittance becomes due, plus 3.0%; multiplied by

3.	The amount past due.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties has been received by the Party owed such payment.

B.	The establishment of the payment due date shall, for purposes of this Article, be determined in accordance with the applicable Article of this Contract.

C.	For purposes of interest calculation only, amounts due hereunder shall be deemed paid upon receipt by the Party or the intended recipient owed such amounts. The validity of any claim or payment may be contested under the provisions of this Contract. Furthermore, if a Party pays any claim hereunder that it is contesting and prevails in such action, the non-prevailing Party shall return such payment plus pay interest on same, at a rate calculated as per the provisions of paragraph A, above; however, such calculation is to begin from the actual date of remittance of funds from the prevailing Party through the date the funds are returned.

D.	If the interest rate provided under this Article exceeds the maximum interest rate allowed by Applicable Law, such interest rate shall be modified to the highest rate permitted by the Applicable Law.

ARTICLE XIII

Offset

A.	The Company and the Reinsurer shall have the right to offset any balance or amounts due from one Party to the other under the terms of this Contract. The Party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise. In the event of the insolvency of a Party, however, offsets shall only be allowed in accordance with Applicable Law.

B.	Notwithstanding the provisions of paragraph A above, if the Reinsurer has experienced a Reinsurer Special Termination Event set forth in the SPECIAL TERMINATION ARTICLE, it shall not offset balances as outlined above without the prior consent of the Company.

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ARTICLE XIV

Access to Records

A.	The Reinsurer or its designated representative(s) approved by the Company, upon providing reasonable advance notice to the Company, shall have access at the offices of the Company or at a location to be mutually agreed, at a time to be mutually agreed, to inspect the Company’s underwriting, accounting, or claim files pertaining to the Subject Business (the “Audit”). The Company shall determine the manner in which files shall be accessed by the Reinsurer. The Reinsurer may, at its own expense, reasonably request copies of such files and agrees to pay the Company’s reasonable costs (including staff expense and other overhead costs) incurred in procuring such copies.

B.	The Reinsurer or its designated representative(s) shall not have access to Proprietary or Privileged Records related to a claim ceded under this Contract prior to the Company’s final settlement or final adjudication of such underlying claim. If Proprietary or Privileged Records are withheld, the Company shall advise the Reinsurer accordingly and the Company shall take reasonable steps to provide the Reinsurer with sufficient information to determine its liability hereunder. Further, the Reinsurer or its designated representative(s) shall not have access to any communications with any other reinsurer supporting the Company in respect of the Subject Business.

C.	At the conclusion of the inspection the inspecting party will meet with and discuss the review with the Company. If the Reinsurer makes any inspection of the Company’s files under this Contract and, as a result of the inspection any loss is denied, contested or disputed, the Reinsurer will provide the Company a summary of any such reports completed by the Reinsurer’s personnel or by any third party on behalf of the Reinsurer outlining the findings of the inspection and identifying the reasons for denying, contesting or disputing the subject claim. The Reinsurer shall provide the Company with a copy of the summary of any such report(s) within 30 days of its completion.

D.	Notwithstanding the above, a loss will only be considered disputed if the Reinsurer has contested the loss in writing to the Company.

E.	Nothing in this Article requires the Company to maintain or to make available any document for longer than the period required by the Company’s document retention policies and procedures or the period required by applicable statute or regulation, whichever is greater.

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F.	“Proprietary or Privileged Records” are defined as communications, files, records, documents or books (1) deemed by the Company to concern Trade Secrets of the Company (Trade Secrets shall have the meaning provided in Section 1839 of the United States Economic Espionage Act of 1996); or (2) deemed by the Company to be subject to attorney-client privilege or work product rule protection; or (3) concerning individual private information that as a matter of law cannot be disclosed by the Company.

G.	This Article shall not limit any rights that the Reinsurer or any of its affiliates have pursuant to the Services Agreement.

ARTICLE XV

Third-Party Rights

This Contract is solely between the Company and the Reinsurer, and in no instance shall any other party have any rights under this Contract except as expressly provided otherwise in the INSOLVENCY ARTICLE.

ARTICLE XVI

Delays, Errors and Omissions

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either Party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

ARTICLE XVII

Currency

Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

ARTICLE XVIII

Federal Excise Tax

A.	This Article is applicable to the Reinsurer if it is domiciled outside of the United States of America, except where the Reinsurer is exempt from Federal Excise Tax. Should the Reinsurer claim exempt status from Federal Excise Tax, it shall provide to the Company, upon its request, proof that the exempt status adequately satisfies the rules as imposed under the Internal Revenue Code and/or other applicable U.S. government authority.

B.	The Reinsurer has agreed to allow the deduction of the applicable rate of tax (as imposed under the Internal Revenue Code) from the premium payable hereunder for the purpose of paying Federal Excise Tax to the extent such premium is subject to such tax. The Company shall file the relevant tax return and pay such Federal Excise Tax.

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C.	In the event of any return premium becoming due hereunder, the Reinsurer shall deduct the applicable rate of tax from the return premium payable hereon and the Company or its agent shall recover such tax from the United States Government.

D.	As respects premiums ceded to Reinsurer under this Contract, the Reinsurer agrees to indemnify the Company for any Federal Excise Tax liability (including interest and penalties) that the Company may incur for Federal Excise Taxes in excess of the amounts deducted from the premium payable hereunder as specified in this Article, less any refunds actually obtained by the Reinsurer on any return premium.

ARTICLE XIX

Foreign Account Tax Compliance Act

A.	The Reinsurer hereby acknowledges the requirements of Sections 1471-1474 U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations and other guidance issued from time to time thereunder (“FATCA”) and the obligation to provide to the Company at the Closing a valid Internal Revenue Service (“IRS”) Form W8-BEN-E, W-9 or other documentation meeting the requirements of the FATCA regulations to establish they are not subject to any withholding requirement pursuant to FATCA (the “Required Documentation”).

B.	The Reinsurer shall notify the Company in writing (by electronic mail, certified mail or overnight mail using a nationally recognized overnight delivery service) in the event the Reinsurer is not compliant with FATCA. If the Reinsurer has not provided the Company with the Required Documentation thirty (30) days prior to any premium due date, or becomes non-compliant with FATCA at any later date, the Withholding Agent as defined in U.S. Treasury Regulation Section 1.1471-1(b) (147)shall withhold thirty percent (30%) of any premium payment to the Reinsurer under this Contract and shall promptly notify the Reinsurer of such withholding (“Withholding”). The Reinsurer hereby agrees to such Withholding.

C.	In the event the Reinsurer is subject to Withholding as set forth under FATCA, the Reinsurer continues to remain fully liable for all of its obligations under this Contract. The Withholding under paragraph B above does not constitute a breach of contract, any premium payment condition, warranty or other clause of this Contract. Reinsurer(s) subject to Withholding may not terminate, cancel, revoke or restrict this Contract, may not terminate, cancel, revoke or restrict coverage under this Contract in any manner and may not deny, refuse, restrict or delay payment of any claim under this Contract or invoke any interest, penalty or other late payment provision hereunder, based on the Withholding. Reinsurer(s) subject to Withholding shall be liable under this Contract as if no Withholding had been made.

D.	Amounts deducted or withheld as Withholding are not subject to offset. Offset rights, if any, under this Contract are hereby amended in accordance with the terms of this Article.

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E.	The Reinsurer shall indemnify the Company and its agents for any and all liability, expense, interest or penalty the Company and its agents incur, based upon, arising from or in connection with (a) any inaccurate or invalid Required Documentation or (b) any violation by the Reinsurer of FATCA. Such indemnity shall survive the expiration or termination of this Contract.

ARTICLE XX

Credit for Reinsurance

A.	Reinsurer shall, at its own expense, be required to take all steps (including the posting of letters of credit or other acceptable security) necessary to comply with all Applicable Laws in any applicable United States jurisdiction so as to permit the Company to obtain full credit on its statutory financial statements (including those financial statements or portions thereof required in connection with maintaining the Company’s status as an accredited reinsurer or eligible surplus lines insurer) for the reinsurance provided by this Contract in all applicable United States jurisdictions throughout the entire term of this Contract to the extent credit is not otherwise available under such Applicable Law. Any event that results in the Company being unable to obtain full statutory financial statement credit for the reinsurance provided under this Contract in any applicable United States jurisdiction at any point in time during the term of this Contract shall be referenced herein as a “Reinsurance Credit Event.” Reinsurer shall promptly notify the Company of any event or change or condition that will reasonably likely result in a Reinsurance Credit Event.

B.	In the event a provision of this Contract, the Trust Agreement, the Trust Account, or Loss Escrow Accounts jeopardizes the Company’s ability to obtain full credit for reinsurance, such provision shall be void and shall be amended to comply with applicable credit for reinsurance requirements. The Reinsurer shall provide funding and/or any adjustments thereto in time for the Company to meet the requirements of each applicable insurance regulatory authority having jurisdiction over the Company’s reserves, provided that the Company sends the report detailing the amount of required funding at least 15 days prior to the date such funding is required.

C.	Should the Reinsurer be in breach of its obligations under this Article, notwithstanding anything to the contrary elsewhere in this Contract, the Company may seek relief in respect of said breach from any court having competent jurisdiction over the Parties.

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ARTICLE XXI

Third-Party Reinsurance

The Company shall retain responsibility for all administration and collection of all Third-Party Reinsurance. Subject to the provisions of this Article and the ADMINISTRATIVE SERVICES ARTICLE and pursuant to the Services Agreement, the Reinsurer shall assist and cooperate with the Company in connection with the administration and collection of all Third-Party Reinsurance, including without limitation providing such information as the Company may request on a timely basis. To the extent applicable, the Reinsurer shall reasonably cooperate with the reinsurer(s) under the Third-Party Reinsurance in connection with the administration and collection of such Third-Party Reinsurance, and permit such reinsurer(s) to exercise their rights under such Third-Party Reinsurance.

The Reinsurer shall not have the right to terminate, commute or modify any Third-Party Reinsurance.

A listing of the Third-Party Reinsurance applicable to the Subject Business and the amounts expected to be collectible thereunder is attached hereto as Exhibit C. All Third-Party Reinsurance applicable to a claim (disregarding any termination, commutation or modification thereof after the date hereof) shall be deemed to be collected, and the Company shall reimburse the Reinsurer within sixty (60) calendar days after the end of each calendar quarter by depositing into the Trust Account an amount equal to the amount payable by the reinsurers under such Third-Party Reinsurance during such calendar quarter, regardless of whether such amount is actually collected by the Company or not.

ARTICLE XXII

Trust Account

A.	On the Closing Date, the Reinsurer will establish trust accounts (collectively, the “Trust Account”) with a trustee reasonably satisfactory to the Parties in order to provide collateral for each of the entities comprising the Company, to the extent such entity retains any liabilities under the Subject Business prior to giving effect to the transactions contemplated by this Contract, under the terms of a trust agreement, substantially in the form attached hereto as Exhibit A, subject to such changes as the Parties may reasonably agree (the “Trust Agreement”), and such other loss escrow accounts as are consented to by the Company to make any and all claim payments (such accounts, “Loss Escrow Accounts”, and together with the Trust Account, the “Funded Accounts”). For the avoidance of doubt, the Reinsurer will not establish a separate trust account for the benefit of Hallmark County Mutual Insurance Company (“HCM”), as HCM has ceded all of the liabilities under the Subject Business to American Hallmark Insurance Company of Texas. The quality and types of the assets held in the Funded Accounts must be acceptable to the Company and also meet the requirements of each applicable insurance regulatory authority having jurisdiction over the Company’s reserves; provided that the Funded Accounts will be permitted to hold either cash or Eligible Securities.

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Ultimate Net Loss payments will be made first with funds from the Loss Escrow Accounts. On the Closing Date, the Company, the Reinsurer and a claims service administrator or other party contracted to handle claims payments related to the Subject Business shall enter into a security agreement (the “Security Agreement”) pursuant to which a first priority security interest in favor of the Company in the Loss Escrow Accounts and all assets credited thereto, including the residual interest therein, shall be granted and perfected. In the event that the Loss Escrow Accounts are exhausted, then the Reinsurer, along with the Company, shall jointly require transfer of funds from the Trust Account to provide for interim funding of the Loss Escrow Accounts from the Trust Account in accordance with paragraph G below. To the extent that the Trust Account is exhausted, the Reinsurer shall fund the Loss Escrow Accounts directly or, if amounts are not payable from the Loss Escrow Accounts but the Trust Account is exhausted, shall pay the Company directly.

On the Closing Date and following the final resolution of the Rollforward Amount, the Net Reinsurance Premium and the Initial Minimum Funding Amount, the Company and the Reinsurer shall each deposit in the Trust Account assets with an aggregate fair market value equal to the amounts to be deposited by the Company and the Reinsurer, respectively, pursuant to the REINSURANCE PREMIUM ARTICLE.

B.	Subject to paragraph D below:

1.	on December 31, 2020, the Reinsurer shall deposit assets in the Funded Accounts to the extent required to maintain an aggregate balance (on the basis of a marked to market basis determined in accordance with the terms of the Trust Agreement) that is at least equal to the greater of (i) the Minimum Funding Requirement or (ii) $179,000,000 less Ultimate Net Loss paid since the Effective Date; and

2.	beginning on June 30, 2021, within 45 days of the end of each calendar quarter (other than the fourth calendar quarter of each calendar year), the Company will determine the Minimum Funding Requirement and provide written notice thereof to the Reinsurer. If the fair market value (on the basis of a marked to market basis determined in accordance with the terms of the Trust Agreement) of the assets held in the Funded Accounts is less than the Minimum Funding Requirement, DARAG Bermuda and/or DARAG Guernsey, as applicable, shall deposit in the Funded Accounts additional assets with a fair market value (on the basis of a marked to market basis determined in accordance with the terms of the Trust Agreement) equal to such deficiency, on a pro rata basis, where applicable, within 15 calendar days of receipt of the Company’s determination of the Minimum Funding Requirement.

Under no circumstances shall DARAG Bermuda be responsible to pay amounts in excess of the aggregate of the Layer One Limit and the Layer Two Limit. Provided the Reinsurer is not in default of any of its obligations under this Contract or the Trust Agreement, within 15 calendar days of the Reinsurer’s receipt of the Company’s determination of the Minimum Funding Requirement, but no earlier than June 30, 2021, any excess funds will be withdrawn and returned to the Reinsurer, subject to the Reinsurer’s obligation to maintain at all times in the Funded Accounts the Minimum Funding Requirement.

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C.	“Eligible Securities” shall have the meaning given to it in the Trust Agreement.

D.	The determination of the Minimum Funding Requirement shall be in accordance with Actuarial Standards. Notwithstanding the foregoing, the Parties acknowledge and agree that the determination of the Minimum Funding Requirement (other than as of the end of a calendar year) (a) may be made by referring to the calculations for the prior quarter (or as of the Closing Date, if applicable) and accounting for Ultimate Net Loss paid (which, for the avoidance of doubt, shall be net of the deductions set forth in the definition of “Ultimate Net Loss”) during the applicable quarter relative to the calculations and (b) may not involve an independent assessment or review of reserves relating to the Subject Business.

The determination of the Minimum Funding Requirement as of the end of each calendar year shall be made within sixty (60) days of the end of each such year and prepared in accordance with the Company’s assessment and review of reserves relating to the Subject Business.

If the Company and the Reinsurer cannot agree on the Minimum Funding Requirement, the Parties shall appoint an independent actuary. If the Company and the Reinsurer cannot agree on an actuary, the Company and the Reinsurer shall each nominate three individuals, of whom the other shall decline two, and the final decision shall be made by drawing lots. All the actuaries selected shall be disinterested in the outcome of the Minimum Funding Requirement and shall be Fellows of the Casualty Actuarial Society meeting its qualification standards to provide statements of actuarial opinion in the United States. The decision in writing of the appointed actuary, when filed with the Parties, shall be final and binding on both Parties. The expense of the actuary and of the actuarial calculation shall be equally shared by the Parties.

E.	The Trust Account will be used to fund the Loss Escrow Accounts to pay Ultimate Net Loss until Layer One Limit is exhausted. Within 30 calendar days of receiving notice of the Corridor Layer Trigger, the Company shall deposit into the Loss Escrow Accounts an aggregate amount equal to the Loss Escrow Account Required Amount applicable to the Corridor Layer during the remainder of the quarter (or the month, at the option of the Company) in which the Corridor Layer Trigger occurs, and for each quarter (or each month, at the option of the Company) thereafter, the Company shall deposit an amount equal to the Loss Escrow Account Required Amount applicable to the Corridor Layer until the Corridor Layer Limit is exhausted (the period from the date on which the Layer One Limit is exhausted until the date on which the Corridor Layer Limit is exhausted, the “Corridor Period”). Notwithstanding any other provision to the contrary, any amounts held in the Company Escrow Account shall be applied towards satisfaction of the Company’s obligation to deposit the Loss Escrow Account Required Amount into the Loss Escrow Accounts during the Corridor Period. To the extent the Reinsurer has paid any amounts of Ultimate Net Loss during the Corridor Period, the Minimum Funding Requirement will decrease by such amounts paid by the Reinsurer that have not been reimbursed by the Company to the Reinsurer. The Trust Account will be used to fund the Loss Escrow Accounts to pay Ultimate Net Loss after the Corridor Layer has been exhausted and until both of the Layer Two Limit and the Layer Three Liability are exhausted.

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F.	In addition to the right to withdraw funds from the Trust Account to fund the Loss Escrow Accounts in accordance with the terms hereof, the Company or its affiliates may withdraw assets from the Trust Account at any time, or from time to time, only for one or more of the following purposes:

1.	to pay for the Reinsurer’s share of Ultimate Net Loss not otherwise paid by the Reinsurer when due; and

2.	where the Company has received notification of the termination of the Trust Account and where the Reinsurer’s entire obligations under this Contract remain unliquidated and undischarged ten (10) days before the termination date, to withdraw amounts equal to such obligations and deposit those amounts in a separate account, in the name of the Company in any United States bank or trust company apart from its general assets, in trust for the uses and purposes specified in the foregoing clause (1) that remain executory after the withdrawal and for any period after such termination date; and

3.	to return excess funds to the Reinsurer pursuant to paragraph B of this Article; and

4.	to pay any other amounts due under this Contract.

G.	Subject to paragraph E above, no later than 45 days following the end of each calendar quarter (or, at the option of the Reinsurer, following the end of each month), the Company and the Reinsurer shall jointly instruct the trustee of the Trust Account in writing to transfer funds to the Loss Escrow Accounts equal to the amount necessary to cause the aggregate balance of the Loss Escrow Accounts to equal the Loss Escrow Account Required Amount. In addition, the Company and the Reinsurer may jointly instruct the trustee in writing to transfer amounts from the Trust Account to the Loss Escrow Accounts from time to time to provide interim funding due to shortfalls in the Loss Escrow Accounts within three (3) Business Days upon receipt of any reasonable request from the Reinsurer. At any time other than during the Corridor Period, in the event that the aggregate balance of the Loss Escrow Accounts exceeds the Loss Escrow Account Required Amount, the Company and the Reinsurer shall, at the option of either Party, cause such excess funds to be withdrawn and deposited directly into the Trust Account. In no event shall the Parties be required to maintain in the Loss Escrow Accounts at any given time an aggregate amount in excess of the greater of (i) 10% of the Minimum Funding Requirement or (ii) $3,000,000 (such amount or such other amount as the Parties may mutually agree, the “Loss Escrow Cap”). If the amount of funds in the aggregate in the Loss Escrow Accounts at any time exceeds the Loss Escrow Cap, the Company and the Reinsurer shall jointly instruct the Trustee in writing to transfer amounts in excess of the Loss Escrow Cap to the Trust Account. If for a period of two consecutive months, the amount of funds transferred to the Loss Escrow Accounts pursuant to this paragraph G exceeds the gross amount needed to pay claims required to be paid therefrom under this Contract or the Services Agreement, then the Company and the Reinsurer jointly may permanently reduce the Loss Escrow Cap upon mutual agreement.

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H.	Notwithstanding any other provision to the contrary, the Company shall promptly return to the Reinsurer any amount drawn down on collateral provided by the Reinsurer pursuant to this Contract that is subsequently determined to be in excess of the amounts required or permitted to be drawn down under this Contract. The Company shall hold such amounts in trust for the sole and exclusive benefit of the Reinsurer in a segregated account, separate and apart from the assets of the Company until such amounts are returned to the Reinsurer.

I.	Upon termination of this Contract and payment of all amounts due thereupon under this Contract, the Reinsurer shall be entitled to release by the Company of all collateral provided pursuant to this Contract (whether in the Trust Account, the Loss Escrow Accounts or otherwise) and the Company shall take such action as is necessary or reasonably appropriate to effect such release.

ARTICLE XXIII

Insolvency

A.	This Article shall apply severally to each company referenced within the definition of “Company”. Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws shall prevail.

B.	In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by Applicable Law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company to the extent such liability is covered by the reinsurance hereunder, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership,and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

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C.	Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

D.	As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees; in each case, other than as required by the laws of the applicable domiciliary state(s). In the case of sub-clause (2) above, and in that event only, the Company, with the prior approval of all applicable regulatory authorities, shall be entirely released from its obligations under such Policy and the Reinsurer shall pay any loss directly to payees thereunder.

ARTICLE XXIV

CONFIRMATION AND EQUITABLE RELIEF FROM COURT

Notwithstanding the ARBITRATION ARTICLE:

A.	Either Party may apply to a court of competent jurisdiction, and any court where a Party or its assets are located (to whose jurisdiction the Parties consent for the purposes of enforcing and executing upon the award) for an order confirming any award of the Panel, or executing upon any such award.

B.	Either Party may apply to a court of competent jurisdiction to issue a restraining order or other equitable relief pending the decision and award by the arbitration Panel. In any such action, (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Federal Courts of the United States and State Courts of the State of Texas located in Plano, Texas (the “Texas Courts”); (ii) each Party irrevocably waives, to the fullest extent it may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any Texas Court; (iii) each of the Parties irrevocably consents to service of process in the manner set forth in the NOTICES ARTICLE, or in any other manner permitted by applicable Law; and (iv) EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY.

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ARTICLE XXV

Governing Law

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Texas, exclusive of that state’s rules with respect to conflicts of law, except as to rules with respect to credit for reinsurance in which case the applicable rules of all applicable states shall apply.

ARTICLE XXVI

Enforceability

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations, or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

ARTICLE XXVII

Agency Agreement

American Hallmark Insurance Company of Texas shall be deemed the agent of the other reinsured companies hereunder, including for purposes of sending or receiving notices required by the terms and conditions of this Contract. In no event, however, shall any reinsured Company be deemed the agent of another with respect to the terms of the INSOLVENCY ARTICLE or for any other purpose.

DARAG Bermuda shall be deemed the agent of the other Reinsurer hereunder, including for purposes of sending or receiving notices required by the terms and conditions of this Contract.

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ARTICLE XXVIII

Confidentiality

A.	Each of the Parties (a “Disclosing Party”) hereby acknowledges that the documents, information, and data provided to the other Party (the “Receiving Party”), whether directly or through an authorized agent, in connection with the placement and execution of this Contract or inspections pursuant to the ACCESS TO RECORDS ARTICLE and any other information relating to this Contract (collectively, “Confidential Information”) are proprietary and confidential to the Disclosing Party.

B.	Absent the written consent of the Disclosing Party, the Receiving Party shall not disclose any Confidential Information to any third parties except when:

1.	The disclosure is to an authorized agent of the Receiving Party performing underwriting, claim handling, pricing, placement, and/or evaluation services for the Receiving Party; or

2.	The Confidential Information is publicly known or has become publicly known through no unauthorized act of the Receiving Party; or

3.	Required by retrocessionaires subject to the business ceded to this Contract; or

4.	Required by state regulators performing an audit of the Receiving Party’s records and/or financial condition; or

5.	Required by external auditors performing an audit of the Receiving Party’s records in the normal course of business; or

6.	The disclosure is to an affiliate of the Receiving Party.

With respect to paragraphs B.1, B.3, B.5 and B.6 above, such parties to which the Receiving Party discloses Confidential Information must be instructed to treat such information in a confidential manner as provided herein (it being understood that the Receiving Party will be responsible for any breach of the terms of this Contract by any of the parties to which it has disclosed such Confidential Information).

C.	Further, the Receiving Party agrees not to use any Confidential Information for any purpose not permitted by this Contract or any other Transaction Document or not related to the performance of its obligations or enforcement of its rights under this Contract or any other Transaction Document.

D.	Notwithstanding the above, in the event that the Receiving Party is required by court order, other legal process, or any regulatory authority to release or disclose any Confidential Information, the Receiving Party agrees to provide, to the extent legally permissible, the Disclosing Party written notice of same prior to such release or disclosure and to use its reasonable best efforts to assist the Disclosing Party in maintaining the confidentiality provided for in this Article.

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E.	The provisions of this Article shall extend to the officers, directors, and employees of the Receiving Party and its affiliates, who have received Confidential Information in accordance with this Contract, and shall be binding upon their successors and assigns.

F.	The Receiving Party acknowledges that any unauthorized disclosure of Confidential Information may cause irreparable harm to the Disclosing Party. If Confidential Information is acquired by or made available to an unauthorized third party due to the Receiving Party’s breach of this Article, the Receiving Party shall notify the Disclosing Party promptly following its knowledge thereof and the Disclosing Party shall be entitled to seek specific performance, including immediate issuance of a temporary restraining order or preliminary injunction. The Disclosing Party shall be entitled to seek damages, attorney’s fees and costs, and any other remedies available under the law due to the Receiving Party’s breach of this Article. The Disclosing Party may concurrently or alternatively seek legal relief by way of arbitration as provided for in this Contract.

G.	Except as required by Applicable Law or stock exchange rules or regulations, none of the Parties shall issue any press release or public announcement concerning this Contract, or the transactions contemplated hereby, without obtaining the prior written notice and consent of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed. The Parties shall cooperate with each other in making any release or announcement.

ARTICLE XXIX

Representations and Warranties

A.	The Company hereby represents and warrants to the Reinsurer as of the date hereof and as of the Closing Date as follows:

1.	The Company is an insurance company duly organized, validly existing and in good standing under the laws of its domiciliary state and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on the operations of its business as they are now being conducted.

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2.	The Company has full power and authority to execute and to deliver this Contract and each other Transaction Document to which it is a party, and to consummate the transactions contemplated hereby and thereby. The Company has taken all necessary action to authorize the execution and performance of this Contract and each other Transaction Document to which it is a party. This Contract and each other Transaction Document to which it is a party have been, or will be at Closing (as applicable), duly executed and delivered by the Company and, assuming due authorization, execution, and delivery of this Contract and such other Transaction Documents by the other parties hereto and thereto, are or will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws of general application now or hereafter in effect relating to or affecting the rights and remedies of creditors of insurance companies or creditors’ rights generally and general principles of equity, whether considered in a proceeding at law or in equity (the “Enforceability Exceptions”). Except for any required regulatory approval from or filing with the Arizona Department of Insurance, no consent, approval or authorization of, or filing with, any governmental authority or other person, is required to be made or obtained by the Company or any of its affiliates in connection with the execution, delivery and performance of this Contract or the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

3.	The execution, delivery and performance of this Contract and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (a) violate any provision of the organizational document applicable to it, (b) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental authority against, or binding upon it, or any agreement with, or condition imposed by, any governmental authority binding upon it, or (c) conflict with, result in a breach of or a default (with or without notice or lapse of time or both) under, give rise to, or result in a right of, acceleration, amendment or termination under, or result in the creation of any lien on any of its property or assets under, any contract or agreement to which it is a party or by which it or its property or assets is bound or subject.

4.	It has all licenses, certificates of authority or other similar certificates, registrations, franchises, permits, approvals or other similar authorizations issued by governmental authorities (collectively, “Permits”) necessary to conduct its business as currently conducted, except in such cases where the failure to have a Permit has not had and would not reasonably be expected to have a material adverse effect on its business. All Permits that are material to the conduct of its business are valid and in full force and effect. It is not subject to any pending action or, to its knowledge, any threatened action that seeks the revocation, suspension, termination, modification or impairment of any Permit that, if successful, would reasonably be expected to have, or with the passage of time become, a material adverse effect on its business.

5.	To the knowledge of the Company, the Policies are in full force and effect with respect to the coverage periods stated therein and are valid and enforceable by the Company in accordance with their terms, subject to the Enforceability Exceptions. The Company is not in violation or breach of or default under any Policy or in violation of any Applicable Laws in any material respect.

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6.	Except as is not material to the Subject Business, and except for this Contract, there are no other contracts between the Company or any of its affiliates, on the one hand, and any other person, on the other hand, that would reasonably be expected to increase, reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under the Policies, except such contracts of reinsurance and facultative reinsurance certificates which have been disclosed to the Reinsurer in writing prior to the date of this Contract.

7.	Other than as disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, (a) the Subject Business has been conducted and carried on in the ordinary course since January 1, 2020 in accordance with Applicable Laws, and there has been no material change in the Company’s claims handling or actuarial practices since such date and (b) since January 1, 2020, there has not been any adverse event, change or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Subject Business or the ability of the Company to timely perform its obligations under this Contract or any of the other Transaction Documents.

8.	The historical claims data made available to the Reinsurer by the Company as regards the Subject Business is accurate in all material respects as of the date indicated. The reserves and other provisions made for claims, benefits, and any other liabilities with respect to the Policies, as established or reflected on the Company’s statutory annual statement for calendar year ending 2019 and the Company’s statutory quarterly statement for the period ended December 31, 2019 were calculated in all material respects in accordance with (a) statutory accounting principles and generally accepted actuarial principles, in each case consistently applied, (b) Applicable Law and (c) otherwise in accordance with the terms of the Policies.

9.	As of the Closing Date, consistent with past practice, the Company has paid all undisputed claims and undisputed loss with respect to the Subject Business since the Effective Date in the ordinary course of business, without regard to the reinsurance effected hereunder.

B.	The Reinsurer hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

1.	The Reinsurer is an insurance company duly organized, validly existing and in good standing under the laws of its domiciliary jurisdiction and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on the operations of its business as they are now being conducted.

2.	The Reinsurer has full power and authority to execute and to deliver this Contract and each other Transaction Document to which it is a party, and to consummate the transactions contemplated hereby and thereby. The Reinsurer has taken all necessary action to authorize the execution and performance of this Contract and each other Transaction Document to which it is a party. This Contract and each other Transaction Document to which it is a party have been, or will be at Closing (as applicable), duly executed and delivered by the Reinsurer and, assuming due authorization, execution, and delivery of this Contract and such other Transaction Documents by the other parties hereto and thereto, are or will be the valid and binding obligations of the Reinsurer, enforceable against the Reinsurer in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions. Except for any required regulatory approval from the insurance authorities or regulators of the domiciliary jurisdiction of the Reinsurer, no consent, approval or authorization of, or filing with, any governmental authority or other person is required to be made or obtained by the Reinsurer or any of its affiliates in connection with the execution, delivery and performance of this Contract or the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

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3.	The execution, delivery and performance of this Contract and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (a) violate any provision of the organizational document applicable to it, (b) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental authority against, or binding upon it, or any agreement with, or condition imposed by, any governmental authority binding upon it, or (c) conflict with, result in a breach of or a default (with or without notice or lapse of time or both) under, give rise to, or result in a right of, acceleration, amendment or termination under, or result in the creation of any lien on any of its property or assets under, any contract or agreement to which it is a party or by which it or its property or assets is bound or subject.

4.	It has all Permits necessary to conduct its business as currently conducted, except in such cases where the failure to have a Permit has not had and would not reasonably be expected to have a material adverse effect on its business. All Permits that are material to the conduct of its business are valid and in full force and effect. It is not subject to any pending action or, to its knowledge, any threatened action that seeks the revocation, suspension, termination, modification or impairment of any Permit that, if successful, would reasonably be expected to have, or with the passage of time become, a material adverse effect on its business.

5.	The Reinsurer has such knowledge and experience in financial, business and insurance matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Contract. The Reinsurer has conducted its own independent review and analysis of the Subject Business and acknowledges that it (a) has made its own inquiry and investigation into and, based thereon, has formed an independent judgment concerning the Subject Business, (b) has been provided adequate access to such information as it has deemed necessary to enable it to form such independent judgment, (c) has had such time as it deems necessary and appropriate to fully and completely review and analyze such information, documents, and other materials, and (d) has been provided an opportunity to ask questions of the Company with respect to such information, documents, and other materials and has received answers to such questions that it considers satisfactory. In entering into this Contract, the Reinsurer has relied solely upon the historical claims data provided by the Company and its own investigation and analysis, and the Reinsurer acknowledges and agrees in respect of the transactions contemplated under this Contract that, except as to the veracity of the historical claims data as set out in paragraph A(8) above, none of the Company, its affiliates or their respective representatives makes or has made any representation or warranty, either express or implied, with respect to the Subject Business.

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ARTICLE XXX

Closing Conditions

A.	The Reinsurer’s obligation to consummate the transactions contemplated by this Contract and the other Transaction Documents is subject to the satisfaction (or waiver, if permissible under Applicable Law) on or prior to the Closing Date of the following conditions:

1.	The representations and warranties of the Company contained in this Contract shall be true and correct on the Closing Date (except to the extent that any such representations and warranties are given as of a particular date or relate solely to a particular date or period, in which case such representations and warranties shall be true and correct as of such date or period) except as would not have a material adverse effect on the liabilities reinsured hereunder or the ability of the Company to perform its obligations under this Contract or the other Transaction Documents.

2.	The Company shall have performed and complied in all material respects with all covenants and agreements required by this Contract to be performed or complied with by the Company at or prior to the Closing.

3.	The Reinsurer shall have received a certificate, dated as of the Closing Date and signed by a duly authorized officer of the Company, that each of the conditions set forth in the foregoing clauses (1) and (2) have been satisfied.

4.	The Reinsurer shall have received:

(a)	the following Transaction Documents, duly executed and delivered by the Company:

i.	the Services Agreement;

ii.	the Trust Agreement; and

iii.	the Security Agreement; and

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(b)	such other agreements, documents or instruments as the Reinsurer shall reasonably request from the Company in connection with the transactions contemplated by this Contract.

B.	The Company’s obligation to consummate the transactions contemplated by this Contract and the other Transaction Documents is subject to the satisfaction (or waiver, if permissible under Applicable Law) on or prior to the Closing Date of the following conditions:

1.	The representations and warranties of the Reinsurer contained in this Contract shall be true and correct on the Closing Date (except to the extent that any such representations and warranties are given as of a particular date or relate solely to a particular date or period, in which case such representations and warranties shall be true and correct as of such date or period) except as would not have a material adverse effect on the ability of the Reinsurer to perform its obligations under this Contract or the other Transaction Documents.

2.	The Reinsurer shall have performed and complied in all material respects with all covenants and agreements required by this Contract to be performed or complied with by the Reinsurer at or prior to the Closing.

3.	The Company shall have received a certificate, dated as of the Closing Date and signed by a duly authorized officer of the Reinsurer, that each of the conditions set forth in the foregoing clauses (1) and (2) have been satisfied.

4.	The Company shall have received:

(a)	the following Transaction Documents, duly executed and delivered by the Reinsurer:

i.	the Services Agreement;

ii.	the Trust Agreement; and

iii.	the Security Agreement; and

(b)	such other agreements, documents or instruments as the Company shall reasonably request from the Reinsurer in connection with the transactions contemplated by this Contract.

C.	The obligations of each Party to consummate the transactions contemplated by this Contract and the other Transaction Documents is subject to this Contract, the other Transaction Documents and the transactions contemplated hereby and thereby being consented to, approved or authorized by all governmental authorities whose consent, approval or authorization is required under Applicable Law, including the Bermuda Monetary Authority.

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D.	The Company and the Reinsurer shall, and shall use reasonable best efforts to cause their respective affiliates to, use their respective reasonable best efforts to take all reasonable actions to consummate the transactions contemplated by this Contract and the other Transactions Documents, including, without limitation, using reasonable best efforts to obtain all consents, approvals and authorizations required in connection with this Contract and the other Transaction Documents and the transactions contemplated hereby and thereby from the relevant governmental authorities as promptly as practical. Notwithstanding the foregoing, the Company and the Reinsurer shall not be obligated to accept any condition sought to be imposed by a governmental authority that would adversely affect the economic benefits reasonably expected to be derived by the Parties under this Contract or in connection with the consummation of the transactions contemplated hereunder. No Party may rely on the failure of any condition set forth in this Article to be satisfied if such failure was caused by such Party’s failure to discharge its obligations set forth in this paragraph.

ARTICLE XXXI

Arbitration

A.	Subject to the CONFIRMATION AND EQUITABLE RELIEF FROM COURT ARTICLE, any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity hereof, shall be submitted for decision to a panel of three arbitrators (the “Panel”). Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B.	One arbitrator shall be chosen by each Party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either Party fails to appoint its arbitrator within 30 days after being requested to do so by the other Party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C.	If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS). The arbitrators shall be persons holding, or previously holding, the position of or equivalent to Vice President or higher at an insurance or reinsurance company and who have no personal or financial interest in the result of the arbitration. If a member of the Panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

D.	Within 30 days after all arbitrators have been appointed, the Panel shall meet and determine time periods for briefs, discovery procedures and schedules of hearings.

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E.	The Panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Notwithstanding any other provision to the contrary, the arbitrators may, at their discretion, request and consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the Parties that is related to this Contract. The arbitration shall take place in Dallas, Texas, or at such other place as the Parties shall agree. The decision of any two arbitrators shall be in writing and shall be final and binding. The Panel is empowered to grant interim relief as it may deem appropriate.

F.	The Panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings. Judgment upon an award may be entered in any court having jurisdiction thereof.

G.	Arbitration proceedings are subject to consolidation as follows:

1.	Multiple contracts, common issue: If the Reinsurer has subscribed to other reinsurance contracts with the Company, under which a dispute has arisen where there are common questions of law or fact with the dispute being arbitrated under this Contract and a possibility of conflicting awards or inconsistent results, the Reinsurer, at the Company’s request, shall arbitrate all such reinsurance disputes involving the same loss or common questions of law or fact in one consolidated proceeding, subject to the provisions of this Article.

2.	Multiple contracts: If the Reinsurer has subscribed to other reinsurance contracts with the Company and various disputes have arisen under such contracts, regardless of whether or not there are common questions of law or fact, if mutually agreed to by the Parties, the Parties shall arbitrate all reinsurance disputes in one consolidated proceeding, subject to the provisions of this Article.

The agreement to consolidate disputes under this Contract and one or more other reinsurance contracts will supersede all other reinsurance contracts entered into between the Company and the Reinsurer, regardless of whether any such other reinsurance contract may require or address consolidation.

H.	Each Party shall bear the expense of the arbitrator selected by or for it and shall jointly and equally bear with the other Party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the Panel. The Panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law, excluding any award for exemplary or punitive damages.

Hallmark Financial Loss Portfolio Transfer Contract	Page 39

ARTICLE XXXII

Liability of the Reinsurer

A.	All reinsurances for which the Reinsurer shall be liable by virtue of this Contract shall be subject in all respects to the same terms, conditions, interpretations, and waivers and to the same modifications, alterations, and cancellations, as the respective Policies to which such reinsurances relate. The Reinsurer shall, in every case to which liability under this Contract attaches, follow the fortunes of the Company, and the Reinsurer shall be bound, without limitation, by all payments and settlements entered into by or on behalf of the Company, subject to the terms and conditions of this Contract and the Services Agreement.

B.	DARAG Bermuda and DARAG Guernsey shall be jointly and severally liable for the obligations of the Reinsurer hereunder except for their respective obligations to indemnify the Company for Ultimate Net Loss under the Subject Business pursuant to the COVERAGE ARTICLE, for which obligations they shall be severally liable.

ARTICLE XXXIII

Non-Avoidance

This Contract is a composite reinsurance covering a number of separate legal entities within the Company. In the event of a dispute, or disputes, arising between the Reinsurer and one or more of the entities comprising the Company with respect to a loss or claim under the Subject Business, it is agreed hereon that such dispute or disputes will not affect the rights or liabilities of the other such entities. In the event of a claim dispute, or disputes, arising between the Reinsurer and one or more of the entities comprising the Company, this Contract shall operate without prejudice to the reinsured entities which are not in dispute and shall not affect the rights of such entities to recover under this Contract.

ARTICLE XXXIV

Entire Agreement

This Contract, the Trust Agreement, the Services Agreement, the Security Agreement and the other Transaction Documents constitute the entire agreement between the Parties with respect to the Subject Business and there are no understandings between the Parties other than as expressed in this Contract, the Trust Agreement, the Services Agreement, the Security Agreement and the other Transaction Documents. Any change or modification to this Contract shall be made by amendment to this Contract and signed by the Parties. This Article shall not be construed as limiting in any way the admissibility of evidence regarding the formation, interpretation, purpose, or intent of this Contract.

ARTICLE XXXV

Mode of Execution

A.	This Contract may be executed by:

Hallmark Financial Loss Portfolio Transfer Contract	Page 40

1.	an original written ink signature of paper documents;

2.	an exchange of facsimile or digital copies showing the original written ink signature of paper documents; or

3.	electronic signature by either Party employing appropriate software technology as to satisfy the Parties at the time of execution that the version of the document agreed to by each Party shall always be capable of authentication and satisfy the same rules of evidence as written signatures.

B.	The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract.

ARTICLE XXXVI

Sanctions

Notwithstanding any other provision to the contrary, if at any time should any receipt or payment of funds or any other contemplated transaction under this Contract constitute an actual or potential violation of any economic sanction or money laundering statute, regulation or order which is applicable to either the Company or the Reinsurer, the Party who becomes aware of the existence of an actual or potential violation shall immediately notify the other Party of the existence of an actual or potential violation and the reasons therefor. Solely with respect to such receipt or payment of funds or other transaction, the obligations of the Parties under this Contract shall be suspended until such time as the Company and the Reinsurer are authorized by Applicable Law, regulation and license to perform their respective obligations under this Contract. For the avoidance of doubt, the obligations of the Parties under this Contract shall remain in effect with respect to the receipt or payment of funds or any other contemplated transaction which would not constitute an actual or potential violation of any economic sanction or money laundering law, regulation or order.

ARTICLE XXXVII

Non-Assignability and Non-Delegation

Except as contemplated by any Transaction Document, the obligations and duties of either Party under this Contract shall not be assigned or delegated to or assumed by any another party, in whole or in part, without the other Party’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

ARTICLE XXXVIII

Notices

A.	Notices or other communications under or in connection with this Contract (each, a “Notice”) shall be:

Hallmark Financial Loss Portfolio Transfer Contract	Page 41

1.	In writing; and

2.	Delivered personally or sent by overnight courier company or fax or email to the Party due to receive the Notice to the address set out in paragraph C below or to an alternative address, person or fax number specified by that Party by not less than seven Business Days written Notice to the other Party received before the Notice was dispatched.

B.	Unless there is evidence that it was received earlier, a Notice is deemed given if:

1.	Delivered personally or by courier, when left at the address referred to in paragraph C below or, where left other than on a Business Day or outside normal business hours, on the next Business Day;

2.	Sent by fax; when confirmation of the fax transmission has been recorded by the sender's fax machine and where transmitted other than on a Business Day or outside normal business hours, on the next Business Day; or

3.	Sent by email; when it is confirmed by the recipient that the email has been received.

C.	The addresses referred to in this Article are:

If to the Company:	American Hallmark Insurance Company of Texas 5420 Lyndon B. Johnson Freeway, Suite 1100 Dallas, TX 75240-2345 USA Attention: Naveen Anand, President Phone: 1-817-348-1801 Email: nanand@hallmarkgrp.com
If to the Reinsurer:	Darag Bermuda, Ltd. Attention: General Counsel The Maxwell Roberts Building, 5th Fl One Church Street Hamilton HM11 Bermuda Phone: 1-441-542-3905 Email: Daniel.Linden@sobcdarag.com

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ARTICLE XXXIX

Duty of Cooperation and Furnishing of Relevant Information

The Parties shall cooperate in a commercially reasonable manner in order to accomplish the objectives of this Contract including furnishing any additional assistance, information and documentation, or taking any necessary action as may reasonably requested by the other Party from time to time.

ARTICLE XL

Severability

In the event any provision of this Contract is declared illegal, invalid or unenforceable by any regulatory body, tribunal or court having jurisdiction in the matter, such provision shall be considered void in such jurisdiction, but this shall not affect the legality, validity or enforceability of any other provision of this Contract in that jurisdiction or the legality, validity or enforceability of the entirety of this Contract in any other jurisdictions.

ARTICLE XLI

Non-Waiver

The failure of a Party to insist on strict compliance with any provision of this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor estop such Party from demanding full and complete compliance nor prevent such Party from exercising a remedy in the future.

ARTICLE XLII

Survival

All obligations, representations and warranties made in this Contract which are binding upon the Parties subsequent to termination of this Contract shall survive such termination and shall continue in full force and effect until all obligations of the Parties hereunder have been discharged in full.

ARTICLE XLIII

Counterparts

This Contract may be executed in counterparts, each of which shall be deemed an original, but all counterparts shall constitute one contract. A copy of a signed original of this Contract may be used for all purposes for which a signed original can be used. Facsimile or scanned signatures have the same force and effect as originals.

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ARTICLE XLIV

Administrative Services

From the Closing Date, the Reinsurer or an affiliate thereof shall have authority and responsibility for claims handling and certain other administrative functions in respect of the claims relating to the Subject Business (the “Services”) pursuant to and subject to the terms of the Services Agreement. The Reinsurer shall bear all the expenses in connection with the Services provided on or after the Transition End Date until the expiration or termination of this Contract, including in the event the Services Agreement is terminated prior to the expiration or termination of this Contract.

ARTICLE XLV

Waiver of Duty of Utmost Good Faith

Each Party absolutely and irrevocably waives resort to the duty of “utmost good faith” or any similar principle in connection with the negotiation or execution of this Contract. The Reinsurer acknowledges and agrees that it is entering into this Contract notwithstanding the existence or substance of any information not disclosed to it by the Company and that, except to the extent covered by an express representation or warranty contained in this Contract, the Reinsurer is assuming the risk of the existence and substance of any such information. Notwithstanding any other provision to the contrary, each Party agrees that it does not waive the duty of “utmost good faith” or any similar principle relating to the conduct of the Parties after the Closing Date.

ARTICLE XLVI

Intermediary

Willis Re Inc. is hereby recognized as the intermediary negotiating this Contract and its fee of $1,208,153 in connection therewith shall be deducted from the Net Reinsurance Premium prior to giving effect to the distributions described in paragraph D of the REINSURANCE PREMIUM ARTICLE.

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IN WITNESS WHEREOF, the Company by its duly authorized representative and the Reinsurer by its duly authorized representative hereby execute this Contract as of the date specified below:

Signed this 16th day of July, 2020.

American Hallmark Insurance Company of Texas

By/s/ Naveen Anand

Printed Name Naveen Anand

Title President & CEO

Hallmark Specialty Insurance Company

By/s/ Naveen Anand

Printed Name Naveen Anand

Title President & CEO

[Signature Page to Loss Portfolio Transfer Reinsurance Contract]

Hallmark Financial
Loss Portfolio Transfer Contract

Hallmark Insurance Company

By/s/ Naveen Anand

Printed Name Naveen Anand

Title President & CEO

Hallmark National Insurance Company

By/s/ Naveen Anand

Printed Name Naveen Anand

Title President & CEO

Hallmark County Mutual Insurance Company

By/s/ Naveen Anand

Printed Name Naveen Anand

Title President & CEO

[Signature Page to Loss Portfolio Transfer Reinsurance Contract]

Hallmark Financial
Loss Portfolio Transfer Contract

DARAG BERMUDA LTD

By/s/ Daniel Linden

Printed Name Daniel Linden

Title Director

DARAG INSURANCE (GUERNSEY) LIMITED

By/s/ Granville de CRUZ

Printed Name Granville de CRUZ 16 July 2020

Title Director

[Signature Page to Loss Portfolio Transfer Reinsurance Contract]

Hallmark Financial
Loss Portfolio Transfer Contract

EXHIBIT A

Form of Trust Agreement

(See attached)

Hallmark Financial
Loss Portfolio Transfer Contract

TRUST AGREEMENT

Dated as of [●], 2020

among

DARAG BERMUDA LTD.

DARAG INSURANCE GUERNSEY LTD.

as Grantors,

AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS
HALLMARK SPECIALTY INSURANCE COMPANY
HALLMARK INSURANCE COMPANY
HALLMARK NATIONAL INSURANCE COMPANY

as Beneficiaries

and

THE BANK OF NEW YORK MELLON,

as Trustee

29.	Arbitration; Waiver of Trial by Jury.	19

EXHIBIT A List of Assets Deposited to the Trust Account

EXHIBIT B Form of Withdrawal Notice

EXHIBIT C Form of Incumbency and Specimen signature

EXHIBIT D Investment Guidelines

SCHEDULE I List of Trust Accounts

TRUST AGREEMENT

This TRUST AGREEMENT, dated as of [●], 2020 (this “Agreement”), is entered into by and among (i) DARAG Bermuda Ltd. (“DARAG Bermuda”) and DARAG Insurance Guernsey Ltd. (“DARAG Guernsey”) (collectively, the “Grantors”), (ii) American Hallmark Insurance Company of Texas, Hallmark Specialty Insurance Company, Hallmark Insurance Company and Hallmark National Insurance Company (collectively, the “Beneficiaries” and each individually, a “Beneficiary”), and (iii) The Bank of New York Mellon, a New York banking corporation (the “Trustee”) (the Grantors, the Beneficiaries and the Trustee are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties”).

WITNESSETH:

WHEREAS, the Beneficiaries have entered into that certain Loss Portfolio Transfer Reinsurance Contract with the Grantors, dated as of [●], 2020 (the “Reinsurance Agreement”);

WHEREAS, the Beneficiaries desire the Grantors to secure payments of all amounts at any time and from time to time owing by the Grantors to the Beneficiaries under or in connection with the Reinsurance Agreement;

WHEREAS, the Grantors desire to transfer or cause to be transferred to the Trustee, to be held in separate trust accounts as agreed by the Parties and identified on SCHEDULE I attached hereto (each such account, a “Trust Account” and collectively, the “Trust Accounts”), such assets as it may desire subject to this Agreement in order to secure payments under or in connection with the Reinsurance Agreement;

WHEREAS, the Trustee has agreed to act as Trustee hereunder, and to hold such assets in trust in Trust Accounts that have been segregated on its books and records for the sole use and benefit of each Beneficiary; and

WHEREAS, this Agreement is made for the sole use and benefit of each Beneficiary and for the purpose of setting forth the duties and powers of the Trustee with respect to the Trust Accounts;

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Representations and Warranties.

The Grantors and the Beneficiaries each hereby represents and warrants with respect to itself, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each day this Agreement remains in effect, that:

(a)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; and

(b)	This Agreement has been duly authorized, executed and delivered by it, constitutes a valid and legally binding obligation of it, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on it prohibits its execution or performance of this Agreement.

2.	Deposit of Assets to the Trust Accounts.

(a)	DARAG Bermuda, for itself and on behalf of DARAG Guernsey, shall establish the Trust Accounts and the Trustee shall administer each Trust Account in its name as Trustee for the benefit of the applicable Beneficiary. Each Trust Account shall be subject to withdrawal by the applicable Beneficiary solely as provided herein.

(b)	The Grantors shall transfer or cause to be transferred to the Trustee, for deposit to the Trust Accounts, the assets listed in EXHIBIT A hereto, and may transfer to the Trustee, for deposit to the Trust Accounts, such other assets as it may from time to time desire (all such assets, together with the proceeds thereof, all investments of such assets and proceeds in other assets, and all substitutions of such assets and proceeds for other assets, are herein referred to individually as an “Asset” and collectively as the “Assets”). The Assets shall consist only of cash (United States legal tender) and Eligible Securities (as hereinafter defined). The Trustee shall deposit such Assets into each Trust Account in accordance with the instructions provided by the Grantors in writing at the time that such Assets are delivered to the Trustee. Except as provided in Section 5(c), the Trustee shall ensure that Assets in each of the Trust Accounts for the benefit of the applicable Beneficiary will be kept separate from Assets in the other Trust Accounts and will not be commingled.

(c)	The Grantors hereby represent and warrant that all Assets transferred by the Grantors to the Trustee for deposit to the Trust Accounts and all Assets invested and substituted at the direction of the Grantors hereunder will (i) be in such form that the applicable Beneficiary whenever necessary may, and the Trustee upon direction by the applicable Beneficiary will, negotiate any such Assets without consent or signature from any Grantor or any other person other than the Trustee in accordance with the terms of this Agreement and (ii) consist only of cash and Eligible Securities. Prior to depositing the Assets in the Trust Accounts, the Grantors shall execute or cause to be executed assignments and endorsements in blank, or otherwise transfer all of their right, title and interest in such Assets, and from time to time thereafter as required, execute and deliver and keep current, all such instruments or other documents and take all such further actions as the Trustee may reasonably request in order that the applicable Beneficiary, or the Trustee upon direction by the applicable Beneficiary, may negotiate such Assets without consent or signature from any Grantor or any other person other than the Trustee in accordance with the terms of this Agreement.

(d)	The Trustee shall receive and hold the Assets in the Trust Accounts, separate and distinct from all other assets on the books and records of the Trustee, and shall be continuously kept in a safe place at the Trustee’s office(s) in the United States, or otherwise in accordance with Section 8(d), below.

3.	Withdrawal of Assets from the Trust Accounts.

(a)	Subject to Section 4(a), without notice to or the consent of the Grantors, each Beneficiary shall have the right, at any time and from time to time, to withdraw from the applicable Trust Account, upon written notice to the Trustee in substantially the form of EXHIBIT B hereto (a “Withdrawal Notice”), such Assets as are specified in such Withdrawal Notice. The Withdrawal Notice may designate a third party (the “Designee”) to whom Assets specified therein shall be delivered. No Beneficiary needs present any statement or document in addition to a Withdrawal Notice in order to withdraw any Assets.

(b)	Upon receipt of a Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the Assets specified in such Withdrawal Notice, and shall deliver physical custody of such Assets, as applicable, to or for the account of the applicable Beneficiary or such Designee as specified in such Withdrawal Notice.

(c)	Subject to paragraph (a) of this Section 3 and to Section 5 of this Agreement, in the absence of a Withdrawal Notice, the Trustee shall allow no substitution or withdrawal of any Asset from the Trust Accounts.

(d)	Each of the Grantors and Beneficiaries shall, on the date of this Agreement, deliver to the other Parties a certificate in the form of EXHIBIT C hereto as to the incumbency and specimen signature of at least two (2) officers or other representatives of such Party authorized to act for and give and receive notices, requests and instructions on behalf of such Party in connection with this Agreement (each such officer or other representative, an “Authorized Person”). From time to time, the Grantors and the Beneficiaries may, by delivering to the other Parties a revised certificate in the form of EXHIBIT C, change the information previously given, but each of the Parties shall be entitled to rely conclusively on the then-current exhibit until receipt of a superseding exhibit.

4.	Application of Assets.

(a)	Each Beneficiary hereby covenants to the Grantors that it shall use and apply any withdrawn Assets, without diminution because of the insolvency of such Beneficiary or the Grantors, for the following purposes only:

(i)	to fund the Loss Escrow Account(s) (as defined in the Reinsurance Agreement);

(ii)	to pay for the Grantors’ share of Ultimate Net Loss (as defined in the Reinsurance Agreement) not otherwise paid by the Grantors when due;

(iii)	to pay the Grantors any amounts held in the Trust Accounts that exceed the Minimum Funding Requirement (as defined in the Reinsurance Agreement);

(iv)	where the Beneficiaries have received a Termination Notice (as hereinafter defined) pursuant to Section 11 of this Agreement and where the Grantors’ obligations under the Reinsurance Agreement remain unliquidated and undischarged ten (10) calendar days prior to the Termination Date (as hereinafter defined), to withdraw amounts equal to such obligations and deposit such amounts in separate accounts, apart from their other assets, in the name of the Beneficiaries, in any bank or trust company organized in the United States, in trust for the uses and purposes specified in subparagraphs (ii) or (v) of this paragraph (a). For purposes of this subparagraph (iv), the phrase “the Trust Accounts” in subparagraph (v) of this paragraph (a) shall be deemed to read “the separate accounts” established pursuant to this subparagraph (iv);

(v)	to pay any other amounts due and payable (X) to the Beneficiaries or (Y) by the Grantors or otherwise permitted to be withdrawn from any Trust Account under the Reinsurance Agreement; and

(vi)	to transfer Assets held in a Trust Account to another Trust Account.

(b)	The Trustee shall have no responsibility whatsoever to determine that any Assets withdrawn from the Trust Accounts pursuant to Section 3 of this Agreement will be used and applied in the manner contemplated by paragraph (a) of this Section 4.

5.	Redemption, Investment and Substitution of Assets.

(a)	The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the applicable Trust Account(s).

(b)	From time to time, at the written order and direction of the Grantors or their designated investment advisor, the Trustee shall invest Assets in the Trust Accounts in Eligible Securities. For the purpose of settling such a purchase of Eligible Securities, the Grantors shall provide the Trustee with sufficient immediately available funds by such time and date as is required to settle such Eligible Securities in US dollars to be used to settle such transaction.

(c)	From time to time, subject to the prior written approval of the applicable Beneficiary, the Grantors may direct the Trustee to substitute Assets held in a Trust Account with cash or Eligible Securities of comparable value, or transfer cash or Eligible Securities of comparable value from a Trust Account to another Trust Account established under this Agreement. The Trustee shall have no responsibility whatsoever to determine the value of such investments or substituted securities or that such investments or substituted securities constitute Eligible Securities.

(d)	All investments and substitutions of securities referred to in Sections 5(b) and 5(c) above shall be in compliance with applicable laws. Any instruction or order concerning such investments or substitutions of securities shall be referred to herein as an “Investment Order”. The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker.

(e)	Following written notice by a Beneficiary to any officer of the Trustee with direct responsibility for the administration of this Agreement (each, a “Responsible Officer”), with a copy of such notice to the Grantors, of the failure of any Assets in any applicable Trust Account to consist only of Eligible Securities, then the Trustee shall liquidate such nonconforming Assets as promptly as practicable and the proceeds will be invested in alternative Eligible Securities and/or be held in cash, in either case, in accordance with and in reliance upon the joint written instructions received by the Trustee from both the applicable Grantor and the applicable Beneficiary with respect to both the liquidation of Assets and investment or holding of cash described in this Section 5(e).

(f)	When the Trustee is directed to deliver or receive Assets against payment, settlement will be made in accordance with generally accepted market practice.

(g)	Any loss incurred from any investment pursuant to the terms of this Section 5 shall be borne exclusively by the applicable Trust Account and/or the Grantors.

6.	The Income Account.

All payments of interest, dividends and other income in respect to Assets in each Trust Account shall be posted and credited by the Trustee, subject to deduction of the Trustee's compensation and expenses as provided in Section 9 of this Agreement, to the separate income ledger (the “Income Account”) of the applicable Trust Account established and maintained by the Grantors at an office of the Trustee in New York City. Any interest, dividend or other income automatically posted and credited on the payment date to the Income Account which is not subsequently received by the Trustee shall be reimbursed by the Grantors to the Trustee and the Trustee may debit the Income Account for this purpose. The interest, dividends and other income shall be paid to the Grantors or credited to an account of the Grantors in accordance with written instructions provided from time to time by the Grantors to the Trustee.

7.	Corporate Actions.

Whenever there are voluntary rights that may be exercised or alternate courses of action that may be taken by reason of the Grantors’ ownership of Eligible Securities, the Grantors or their designee shall be responsible for making any decisions relating thereto and for directing the Trustee to act. The Trustee shall notify the Grantors or their designee of rights or discretionary actions with respect to Eligible Securities as promptly as practicable under the circumstances, provided that the Trustee has actually received notice of such right or discretionary corporate action from the relevant depository, etc. Absent actual receipt of such notice, the Trustee shall have no liability for failing to so notify the Grantors or their designee. Absent the Trustee’s timely receipt of instructions, the Trustee shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Eligible Securities.

8.	Additional Rights and Duties of the Trustee.

(a)	The Trustee shall notify the applicable Grantor and the applicable Beneficiary in writing within five days following each deposit to, or withdrawal from, any Trust Account. The Trustee shall provide the Grantors and the Beneficiaries with access to the Trustee’s automated data system affording on-line access to Trust Account information, subject to the Trustee’s requirements for creating accounts on such system. The usage of such system will be deemed to fulfil the Trustee’s notice obligations in this Section 8(a) and Section 8(f), below. Each of the Grantors and the Beneficiaries acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and each agrees that the Trustee shall not be responsible for any loss, damage or expense suffered or incurred by any Grantor or any Beneficiary or any person claiming by or through any Grantor or any Beneficiary as a result of the use of such methods, except to the extent that such loss, damage or expense is the direct result of the Trustee’s negligence, willful misconduct or lack of good faith.

(b)	Before accepting any Asset for deposit to the any Trust Account, the Trustee shall determine that such Asset is in such form that the applicable Beneficiary whenever necessary may, or the Trustee upon direction by such Beneficiary will, negotiate such Asset without consent or signature from any Grantor or any person or entity other than the Trustee in accordance with the terms of this Agreement.

(c)	The Trustee shall have no responsibility whatsoever to determine whether any Assets are or continue to be Eligible Securities.

(d)	The Trustee may deposit any Assets in a Trust Account in a book-entry account maintained at the Federal Reserve Bank of New York or in depositories such as The Depository Trust Company. The Trustee shall have no liability whatsoever for the action or inaction of any depository or for any losses resulting from the maintenance of Eligible Securities with a depository. Assets may be held in the name of a nominee maintained by the Trustee or by any such depository.

(e)	The Trustee shall accept and open all mail directed to any Grantor or any Beneficiary in care of the Trustee.

(f)	The Trustee shall furnish to the Grantors and the Beneficiaries a statement of all Assets, and the Market Value thereof, in the Trust Accounts at the end of each calendar month.

(g)	Upon the written request of the applicable Grantor or the applicable Beneficiary, the Trustee shall promptly permit the applicable Grantor or the applicable Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Trustee's normal business hours, any books, documents, papers and records relating to the any Trust Account or the Assets therein.

(h)	(1) Unless otherwise provided in this Agreement, the Trustee is authorized to follow and rely upon all instructions given by Authorized Persons of the Grantors, any relevant investment manager of the Grantors, and any Beneficiary, respectively, and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantors or any Beneficiary, including, without limitation, instructions given by letter, facsimile transmission, telegram, teletype, cablegram or electronic media, if the Trustee believes in good faith such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. With respect to any actions to be taken by either Grantor or the Grantors jointly, the Trustee shall be entitled to rely upon instructions, directions or acknowledgements made by DARAG Bermuda as if it is the sole Grantor hereunder, and each Grantor and each Beneficiary agrees that any instruction, direction or acknowledgement required or permitted to be made by DARAG Guernsey hereunder may be made or given by DARAG Bermuda with the same force and effect as if it had been made or given by DARAG Guernsey. The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith and without negligence or willful misconduct on such instructions. The Trustee shall not incur any liability in executing instructions (i) from any attorney-in-fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact or (ii) from any officer or other representative of the Grantors or any Beneficiary named in an incumbency certificate delivered hereunder prior to receipt by the Trustee of a more current certificate. Each of the Grantors and the Beneficiaries acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee, and that there may be more secure methods of transmitting instructions than the method selected by the sender. Each of the Grantors and the Beneficiaries agrees that the security procedures, if any, to be followed in connection with a transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(2) Each of the Grantors and the Beneficiaries hereby authorizes the Trustee to rely upon and comply with instructions and directions, including funds transfer instructions, sent by S.W.I.F.T, e-mail, facsimile and other similar secure electronic transmissions containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (“Electronic Methods”) by persons believed by the Trustee in good faith to be authorized to give instructions and directions on behalf of the Grantors and/or the Beneficiaries. Except as set forth below with respect to funds transfers, the Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Grantors and/or the Beneficiaries (other than to verify that the signature on a facsimile is the signature of a person authorized to give instructions and directions on behalf of such Party), and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Grantors and/or the Beneficiaries as a result of such reliance in good faith upon or compliance with such instructions or directions. Each of the Grantors and the Beneficiaries agrees to assume all risks arising out of the use of Electronic Methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(3) With respect to any “funds transfer,” as defined in Article 4-A of the Uniform Commercial Code, the following security procedure will apply: a payment instruction of a Grantor or any Beneficiary, as the case may be, is to include the name and (in the case of a facsimile) signature of the person initiating the funds transfer request. If the name is listed as an Authorized Person on the relevant account, the Trustee will confirm the instructions by telephone call to any person listed as an Authorized Person on the account, who may be the same person who initiated the instruction. When calling back, the Trustee will request from the staff member of the applicable Grantor or the applicable Beneficiary, as the case may be, his or her name. If the name is listed in the Trustee’s records as an Authorized Person, the Trustee will confirm the instructions with respect to amount, names and numbers of accounts to be charged or credited and other relevant reference information. Where the Agreement contemplates joint payment instructions from a Grantor and any Beneficiary, the Trustee shall call back both the applicable Grantor and any such Beneficiary. Each of the Grantors and Beneficiaries acknowledges that the Trustee has offered such Grantor and Beneficiary other security procedures that are more secure and are commercially reasonable for such Grantor and Beneficiary, and that such Grantor and Beneficiary has nonetheless chosen the procedure described in this paragraph. Each of the Grantors and the Beneficiaries agrees to be bound by any payment order issued in its name, whether or not authorized, that is accepted by the Trustee in accordance with the above procedures. When instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), the Trustee, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. This applies to beneficiaries as well as any intermediary bank. Each of the Grantors and Beneficiaries agrees to be bound by the rules of any funds transfer network used in connection with any payment order accepted by the Trustee hereunder. The Trustee shall not be obliged to make any payment or otherwise to act on any instruction notified to it under this Agreement if it is unable to validate the authenticity of the request by telephoning an Authorized Person who has not executed the relevant request or instruction of the applicable Grantor or the relevant Beneficiary, as the case may be. The Trustee will make any payment or otherwise act on any instruction provided by an Authorized Person of the applicable Grantor or the relevant Beneficiary, as the case may be, within three (3) Business Days after the Trustee’s verification of such instructions as set forth above. A “Business Day” shall mean any day (other than a Saturday or Sunday) on which banks are open for business in New York, New York and Hamilton, Bermuda.

Notwithstanding any revocation, cancellation or amendment of this authorization, any action taken by the Trustee pursuant to this authorization prior to the Trustee’s actual receipt and acknowledgement of a notice of revocation, cancellation or amendment shall not be affected by such notice.

(i)	The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall not be liable except for its own negligence, willful misconduct or lack of good faith.

(j)	No provision of this Agreement shall require the Trustee to take any action which, in the Trustee's reasonable judgment, would result in any violation of this Agreement or any provision of law. The Trustee may, with respect to questions of law (including, for the avoidance of doubt, questions regarding interpretation of its legal rights and obligations hereunder), obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith and without negligence or willful misconduct in conformity with such advice.

(k)	Notwithstanding anything in this Agreement to the contrary, in no event shall the Trustee be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(l)	The Trustee shall not be responsible for the existence, genuineness or value of any of the Assets or for the validity, perfection, priority or enforceability of the liens in any of the Assets, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity of title to the Assets, for insuring the Assets or for the payment of taxes, charges, assessments or liens upon the Assets.

(m)	The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the reasonable control of the Trustee, including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war or terrorism, accidents, labor disputes, loss or malfunction of utilities or computer software or hardware, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(n)	The Trustee shall have no responsibility or liability for, and the Grantors are solely responsible and liable for the payment of and obtaining reclaims, refunds and credits, where applicable, of all taxes assessments, duties, and other governmental charges (including any interest or penalties with respect thereto) with respect to the Assets or the Trust Accounts. With respect to the payment of taxes, in the event the Trustee is required under applicable law to pay any tax, duty or other governmental charge or any interest or penalty with respect thereto in connection with its services hereunder, the Trustee is hereby authorized to debit the relevant Income Account in the amount thereof and to pay such amount to the appropriate taxing authority. With respect to tax reclaims, refunds and credits that may be available, the Trustee will submit such forms as are necessary to the appropriate tax or other governmental authorities and take such action as is reasonable to obtain such benefits and, where such forms must be completed by the Grantors, will provide the Grantors with the appropriate forms and otherwise assist the Grantors to obtain such tax benefits.

(o)	The Trustee shall not be required to risk or expend its own funds in performing its obligations under this Agreement.

(p)	To the extent that the Trustee has agreed to provide pricing or other information services in connection with this Agreement, the Trustee is authorized to utilize any vendor (including brokers and dealers of securities) reasonably believed by the Trustee to be reliable to provide such information (each such vendor, a “Valuation Firm”). Such Valuation Firm may be an Affiliate of the Trustee. Each of the Grantors and the Beneficiaries understands that certain pricing information with respect to complex financial instruments may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where a Valuation Firm does not provide information for particular securities, the applicable Beneficiary agrees that the Grantors, with a copy to such Beneficiary, may advise the Trustee in writing regarding the fair market value of, or provide other information with respect to, such securities as determined by it in good faith. If a Beneficiary shall dispute the Market Value of any Asset, and the applicable Grantor and such Beneficiary are unable to resolve such dispute within fourteen (14) calendar days, the value of such Asset shall be determined by an independent appraisal firm which is mutually acceptable to the applicable Grantor and such Beneficiary, and the applicable Grantor and such Beneficiary shall be bound by such valuation. All fees, costs and expenses relating to the foregoing work by any such appraisal firm shall be shared equally by such Beneficiary and such Grantor. The Trustee shall not be a party to any dispute between a Grantor and any Beneficiary relating to the valuation of Assets. It is understood and agreed that nothing contained herein shall be construed to require the Trustee to make any changes or adjustments to its systems or pricing methodology as the result of any such Market Value dispute and the Trustee many continue to report the Market Value generated by the Trustee’s systems and pricing methodology. The Trustee shall not be liable for any loss, damage or expense incurred as a result of errors or omissions contained in any pricing or other information provided to the Trustee by a Valuation Firm hereunder.

9.	The Trustee's Compensation, Expenses, etc.

(a)	The Grantors shall pay the Trustee, as compensation for its services under this Agreement, a fee computed at rates determined by the Trustee from time to time and communicated in writing to the Grantors. The Grantors shall pay or reimburse the Trustee for all of the Trustee's expenses and disbursements in connection with its duties under this Agreement (including reasonable attorney's fees and expenses), except any such expense or disbursement as may arise from the Trustee's negligence, willful misconduct, or lack of good faith. The Trustee shall be entitled to deduct its compensation and expenses from payments of dividends, interest and other income in respect of the Assets held in the Trust Accounts and deposited into the Income Account as provided in Section 6 of this Agreement. Invasion of the trust corpus is expressly prohibited for the purposes of paying compensation to or reimbursing the expenses of the Trustee. The Grantors, jointly and severally, hereby indemnify the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including reasonable attorney's fees and expenses) (“Losses”) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including but not limited to any Losses incurred by the Trustee in connection with its successful defense, in whole or in part, of any claim of negligence or willful misconduct on its part or Losses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets. The Beneficiaries, jointly and severally, hereby indemnify the Trustee for, and hold it harmless against, any Losses incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the Trustee’s reliance upon any instruction or direction given to the Trustee by the applicable Beneficiary hereunder. Each of the Grantors and Beneficiaries hereby acknowledges that the foregoing indemnities and Grantors payment and reimbursement obligations shall survive the resignation or discharge of the Trustee or the termination of this Agreement and hereby grants the Trustee a lien, right of set-off and security interest in the funds in the Income Account for the payment of any claim for compensation, reimbursement or indemnity hereunder.

(b)	No Assets shall be withdrawn from the Trust Accounts or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.

10.	Resignation or Removal of the Trustee.

(a)	The Trustee may resign at any time by giving not less than 90 days' written notice thereof to the Beneficiaries and to the Grantors. The Trustee may be removed by the Grantors' or the Beneficiaries' delivery of not less than 90 days' written notice of removal to the Trustee and (in the case of a removal by the Grantors) the Beneficiaries or (in the case of a removal by the Beneficiaries) the Grantors. Such resignation or removal shall become effective on the acceptance of appointment by a successor trustee and the transfer to such successor trustee of all Assets in the Trust Accounts in accordance with paragraph (b) of this Section 10.

(b)	Upon receipt by the proper Parties of the Trustee's notice of resignation or the Grantors' notice of removal, the Grantors and the Beneficiaries shall appoint a successor trustee. Any successor trustee shall be a bank that is a member of the Federal Reserve System or chartered in the State of New York and shall not be a Parent, a Subsidiary or an Affiliate of the Grantors or the Beneficiaries. Upon the acceptance of the appointment as Trustee hereunder by a successor trustee and the transfer to such successor trustee of all Assets in the Trust Accounts, the resignation or removal of the Trustee shall become effective. Thereupon, such successor trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Trustee, and the resigning or removed Trustee shall be discharged from any future duties and obligations under this Agreement, but the resigning or removed Trustee shall continue after such resignation or removal to be entitled to the benefits of the indemnity provided herein for the Trustee.

11.	Termination of the Trust Accounts.

(a)	The Trust Accounts and this Agreement, except for the indemnities provided herein, may be terminated only after (i) the Grantors and the Beneficiaries have given the Trustee joint written notice of their intention to terminate the Trust Accounts (the “Notice of Intention”), and (ii) the Trustee has given the Grantors and the Beneficiaries the written notice specified in paragraph (b) of this Section 11. The Notice of Intention shall specify the date on which the notifying Party intends the Trust Accounts to terminate (the “Proposed Date”).

(b)	Within three days following receipt by the Trustee of the Notice of Intention, the Trustee shall give written notification (the “Termination Notice”) to the Beneficiaries and the Grantors of the date (the “Termination Date”) on which the Trust Accounts shall terminate. The Termination Date shall be (i) the Proposed Date if the Proposed Date is at least 30 days but no more than 45 days subsequent to the date the Termination Notice is given; (ii) 30 days subsequent to the date the Termination Notice is given, if the Proposed Date is fewer than 30 days subsequent to the date the Termination Notice is given; or (iii) 45 days subsequent to the date the Termination Notice is given, if the Proposed Date is more than 45 days subsequent to the date the Termination Notice is given.

(c)	On the Termination Date, upon receipt of written approval of the Beneficiaries, the Trustee shall transfer to the Grantors any Assets remaining in the Trust Accounts, at which time all liability of the Trustee with respect to such Assets shall cease.

12.	Definitions.

Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both forms of such term are used in this Agreement):

The term “Affiliate” with respect to any corporation shall mean a corporation which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation.

The term “Beneficiary” shall include any successor of the applicable Beneficiary by operation of law including, without limitation, any liquidator, rehabilitator, receiver or conservator.

The term “control” (including the related terms “controlled by” and “under common control with”) shall mean the ownership, directly or indirectly, of more than 10% of the voting stock of a corporation.

The term “Eligible Securities” shall mean securities issued in the United States (i) that comply with the Investment Guidelines and (ii) represent investments of the types specified in subsections (1), (2), (3), (8) and (10) of Section 1404(a) of the New York Insurance Law; provided, however, that no such securities shall have been issued by a Parent, a Subsidiary or an Affiliate of the Grantors or the Beneficiaries.

The term “Investment Guidelines” shall mean the guidelines set out in EXHIBIT D to this Agreement.

The term “Market Value” means, with respect to any Asset, the fair market value of such Asset, determined in accordance with Section 8(p).

The term “person” shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

The term “Parent” shall mean an institution that, directly or indirectly, controls another institution.

The term “Subsidiary” shall mean an institution controlled, directly or indirectly, by another institution.

13.	Governing Law; Etc.

This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Each Party hereby waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement. Each Party consents to the jurisdiction of any state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The establishment and maintenance of the Trust Accounts, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the State of New York.

Each of the Parties hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in courts located within the City and State of New York or elsewhere as the Trustee may select.

14.	Successors and Assigns.

This Agreement shall extend to and shall be binding upon the Parties and their respective successors and assignees; provided, that no Party may assign this Agreement or any of its rights or obligations hereunder without the consent of the other Parties, except as expressly permitted by Section 10 of this Agreement. Notwithstanding the foregoing, this Agreement shall inure to the benefit of, and bind those who, by operation of law, become successors to any of the Parties, including, without limitation, any liquidator, rehabilitator, receiver or conservator and any successor merged or consolidated entity, and provided that, in the case of the Trustee, the successor trustee is eligible to be the trustee under the terms hereof, and in the case of the Grantors and Beneficiaries, the Parties have provided the Trustee with prior written notice of such assignment and subject to the Trustee’s satisfactory completion of CIP on such successor.

15.	Severability.

In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

16.	Entire Agreement.

This Agreement constitutes the entire agreement among the Parties, and there are no understandings or agreements, conditions or qualifications relative to this Agreement which are not fully expressed in this Agreement.

17.	Amendments.

This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by the Parties.

18.	Notices, etc.

Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a)(i) when delivered personally, (ii) when made or given by prepaid telex, telegraph, telecopier, facsimile or electronic transmission, or (iii) in the case of mail delivery, upon the expiration of three days after any such notice, direction, request, demand, acknowledgment or other communication shall have been deposited in the United States mail for transmission by first class mail, postage prepaid, or upon receipt thereof, whichever shall first occur and (b) when addressed as follows:

If to the Grantors:

Darag Bermuda, Ltd.

Attention: General Counsel

The Maxwell Roberts Building, 5th Fl

One Church Street

Hamilton HM11

Bermuda

Phone: 1-441-542-3905

Email: Daniel.Linden@sobcdarag.com

If to any Beneficiaries:

American Hallmark Insurance Company of Texas

5420 Lyndon B. Johnson Freeway, Suite 1100

Dallas, TX 75240-2345

USA
Attention: Christopher J. Kenney

Phone: 1-817-348-1890

Email: ckenney@hallmarkgrp.com

If to the Trustee:

The Bank of New York Mellon

240 Greenwich Street

Mailstop: 101-0700

New York, New York 10286

Attention: Insurance Trust Group

Facsimile: (732) 667-9536

Email: angelita.pena@bnymellon.com

Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties. All notices, directions, requests, demands, acknowledgments and other communications relating to the a Beneficiary's approval of the Grantors' authorization to substitute the Assets and to the termination of any Trust Accounts shall be in writing and may be made or given by prepaid telex, telegraph, telecopier, facsimile or electronic transmission.

19.	Headings.

The headings of the Sections and the Table of Contents have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Agreement.

20.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Agreement.

21.	USA Patriot Act.

Each of the Grantors and the Beneficiaries hereby acknowledges that the Trustee is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Trustee must obtain, verify and record information that allows the Trustee to identify the Grantors and Beneficiaries. Accordingly, prior to opening the Trust Accounts hereunder, the Trustee will ask the Grantors and Beneficiaries to provide certain information including, but not limited to, the Grantors’ and Beneficiaries’ names, physical addresses, tax identification numbers and other information that will help the Trustee to identify and verify the Grantors’ and Beneficiaries’ identity such as organizational documents, certificates of good standing, licenses to do business, or other pertinent identifying information. Each of the Grantors and Beneficiaries agrees that the Trustee cannot open the Trust Accounts hereunder unless and until the Trustee verifies any Grantor’s and Beneficiary’s respective identity in accordance with the Trustee’s CIP.

22.	Required Disclosure.

The Trustee is authorized to supply any information regarding the Trust Accounts and related Assets as required by any law, regulation or rule now or hereafter in effect. Each of the Grantors and the Beneficiaries agrees to supply the Trustee with any required information if it is not otherwise reasonably available to the Trustee.

23.	Representations.

Each Party represents and warrants to the others that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind such Party to this Agreement, and that the Agreement constitutes a binding obligation of such Party enforceable in accordance with its terms.

24.	Successors and Assigns of Trustee.

Any corporation or other company into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other company resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other company succeeding to the business of the Trustee shall be the successor of the Trustee hereunder without the execution or filing of any paper with any Party or any further act on the part of any of the Parties, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

25.	Shareholders Communications Act, Etc.

With respect to securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires the Trustee to disclose to the issuers, upon their request, the name, address and securities position of the Grantors who are (a) the “beneficial owners” (as defined in the Act) of the issuer’s securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to the securities. (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as the Trustee. Under the Act, a Grantor is either the “beneficial owner” or a “respondent bank.”

[ ] Each Grantor is the “beneficial owner,” as defined in the Act, of the securities to be held by Trustee hereunder.

[ ] Neither Grantor is the beneficial owner of the securities to be held by Trustee, but each Grantor is acting as a “respondent bank,” as defined in the Act, with respect to the securities to be held by Trustee hereunder.

IF NO BOX IS CHECKED, THE TRUSTEE SHALL ASSUME THAT THE GRANTORS ARE THE BENEFICIAL OWNERS OF THE SECURITIES.

For beneficial owners of the securities only:

[ ] Grantors object
[ ] Grantors do not object to the disclosure of their names, addresses and securities position to any issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and Grantors.

IF NO BOX IS CHECKED, THE TRUSTEE SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM THE GRANTORS.

With respect to securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the securities are located.

The Grantors agree to disseminate in a timely manner any proxies or requests for voting instructions, other proxy soliciting material, information statements, and/or annual reports that it receives to any other beneficial owners.

26.	Information Sharing.

The Bank of New York Mellon Corporation is a global financial organization that operates in and provides services and products to clients through its Affiliates and Subsidiaries located in multiple jurisdictions (the “BNY Mellon Group”).  The BNY Mellon Group may (i) centralize in one or more Affiliates and Subsidiaries certain activities (the “Centralized Functions”), including audit, accounting, administration, risk management, legal, compliance, sales, product communication, relationship management, and the compilation and analysis of information and data regarding the Grantors and Beneficiaries (which, for purposes of this provision, includes the name and business contact information for the Grantors’ and Beneficiaries’ employees and representatives) and the accounts established pursuant to this Agreement (“Grantors and Beneficiaries Information”) and (ii) use third party service providers to store, maintain and process Grantors and Beneficiaries Information (“Outsourced Functions”).  Notwithstanding anything to the contrary contained elsewhere in this Agreement and solely in connection with the Centralized Functions and/or Outsourced Functions, the Grantors and Beneficiaries consent to the disclosure of, and authorize the BNY Mellon Group to disclose, Grantors and Beneficiaries Information to (i) other members of the BNY Mellon Group (and their respective officers, directors and employees) and (ii) third-party service providers (but solely in connection with Outsourced Functions) who are required to maintain the confidentiality of Grantors and Beneficiaries Information.  In addition, the BNY Mellon Group may aggregate Grantors and Beneficiaries Information with other data collected and/or calculated by the BNY Mellon Group, and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Grantors and Beneficiaries Information with the Grantors and Beneficiaries specifically.  The Grantors and Beneficiaries represent that the Grantors and Beneficiaries (respectively) are authorized to consent to the foregoing.  The Grantors and Beneficiaries also consent to the disclosure of Grantors and Beneficiaries Information to governmental and regulatory authorities in jurisdictions where the BNY Mellon Group operates and otherwise as required by law.

27.	Agency Agreement.

American Hallmark Insurance Company of Texas shall be deemed the agent of the other persons comprising the Beneficiaries hereunder, including for purposes of sending or receiving notices required by the terms and conditions of this Agreement and for purposes of remitting or receiving any monies due any Party.

28.	Specific Performance.

Each of the Parties acknowledges and agrees that the other Parties would be irreparably damaged in the event that any of the provisions of this Agreement were not fulfilled, performed or complied with in accordance with their specific terms or were otherwise breached or violated. Accordingly, each of the Parties agrees that, in such circumstances, the other Parties shall be entitled to an injunction or injunctions to prevent breaches or violations of, the provisions of this Agreement by the other Parties and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in accordance with Section 29 of this Agreement, in addition to any other remedy to which such Party may be entitled, at law or in equity. The Parties further agree that (i) by seeking the remedies provided for in this Section 28, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 28 are not available or otherwise are not granted and (ii) nothing contained in this Section 288 shall require any Party to institute any action for (or limit any Party’s right to institute any action for) specific performance under this Section 28 before exercising any termination right under Section 11 of this Agreement nor shall the commencement of any action pursuant to this Section 28 or anything contained in this Section 28 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Section 11 of this Agreement or pursue any other remedies under this Agreement that may be available then or thereafter.

29.	Arbitration; Waiver of Trial by Jury.

Unless otherwise provided in this Agreement, any dispute between any Grantor, on the one hand, and any Beneficiary, on the other hand, arising out of this Agreement and not involving the Trustee shall be resolved in accordance with the Arbitration Article of the Reinsurance Agreement.

EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective officers or other representatives thereunto duly authorized as of the date first above written.

DARAG BERMUDA LTD.
as a Grantor

By:
Name:
Title:

DARAG INSURANCE (GUERNSEY) LIMITED,
as a Grantor

By:
Name:
Title:

AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS,
as a Beneficiary

By:
Name:
Title:

HALLMARK SPECIALTY INSURANCE COMPANY,
as a Beneficiary

By:
Name:
Title:

HALLMARK INSURANCE COMPANY,
as a Beneficiary

By:
Name:
Title:

HALLMARK NATIONAL INSURANCE COMPANY,
as a Beneficiary

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Name:
Title:

EXHIBIT A

List of Assets Deposited to the Trust Accounts

Cash in an amount equal to $[_____________________].

EXHIBIT B

Form of Withdrawal Notice

[DATE]

The Bank of New York Mellon

240 Greenwich Street

Mailstop: 101-0850

New York, New York 10286

Attention: Insurance Trust

Re:	Withdrawal Notice re: Trust Agreement, dated as of [●], 2020, by and among (i) DARAG Bermuda Ltd. and DARAG Insurance Guernsey Ltd., as Grantors, (ii) American Hallmark Insurance Company of Texas, Hallmark Specialty Insurance Company, Hallmark Insurance Company and Hallmark National Insurance Company, each, as a Beneficiary and (iii) The Bank of New York Mellon, as Trustee (as amended, supplemented or otherwise modified, the “Trust Agreement”).

We refer to Section 3(a) of the Trust Agreement, and hereby give you notice of our election to withdraw the following Assets from the following Trust Account:

[SPECIFY ASSETS AND TRUST ACCOUNT]

Please deliver such assets to or for the account of the person or entity named below at the address specified below:

[SPECIFY DESIGNEE AND ADDRESS]

Very truly yours,

[BENEFICIARY]

By:
Name:
Title:

EXHIBIT C

Form of Incumbency and Specimen Signature

Authorized Officers of DARAG Bermuda Ltd, as a Grantor

Name	Signature	Phone Number

Authorized Officers of DARAG Insurance Guernsey Ltd., as a Grantor

Name	Signature	Phone Number

Authorized Officers of American Hallmark Insurance Company of Texas, as a Beneficiary

Name	Signature	Phone Number

Authorized Officers of Hallmark Specialty Insurance Company, as a Beneficiary

Name	Signature	Phone Number

Authorized Officers of Hallmark Insurance Company, as a Beneficiary

Name	Signature	Phone Number

Authorized Officers of Hallmark National Insurance Company, as a Beneficiary

Name	Signature	Phone Number

EXHIBIT D

Investment Guidelines

Investment Sectors
Short-term / Cash	- Cash (United States legal tender) and SEC registered money market funds that are rated AAA - Certificates of deposit (issued by a United States bank and payable in United States legal tender)
US Government

U.S. Government for the purpose of this requirement are the following:

-     Securities directly issued by the US Treasury.

-     Securities 100% defeased with US Treasuries.

-     Securities with the full faith and credit of the US Treasury.

-     Securities issued by U.S. Government Sponsored Enterprises (“GSE”).

-     Residential and Commercial Mortgage Backed Securities (“MBS”) guaranteed by U.S. Government agencies and GSEs.

-     All securities must have the same rating as the US Treasury.

Credit (Corporates, Municipals)	Publicly issued corporate bonds, debentures, notes or other forms of debt issued by US corporations. Taxable and tax-exempt US municipal issues are permitted investments.
Prohibited

-     Equities

-     Techniques such as short selling and use of leverage are prohibited.

-     Derivatives (options, futures, etc.) are not to be employed including embedded derivatives but excluding callable bonds.

-     Subordinated securities are not eligible collateral.

-     Collateralized Debt Obligations are not eligible collateral.

-     Derivatives are not eligible collateral.

-     Hedging is not permitted.

-     Securities lending is not permitted.

-     Securities issued by any affiliate of either the Grantors or the Beneficiaries hereunder.

Restrictions and Conventions
Sector Limits	- US Government 20%-100% - US Credit * 10%-75% - US Securitized * 0%-40% - At least 15% must be in US Governments.
Credit Quality

-    All securities must be rated by Moody’s, S&P, or Fitch. All securities must have a minimum rating of at least: A3 by Moody’s, A- by S&P and A- by Fitch at time of purchase.

-    In the case of split ratings, the average rating will apply with any half notch rating that results being rounded up to the next rating.

Quality Limits

-    Quality                                                       Maximum           per Issuer

-    US Government                                                   100%                100.0%

-    AAA                                                                      85%                     3.0%

-    AA                                                                        85%                      3.0%

-    A                                                                           65%                      2.5%

-    * The per Issuer limits apply to Short-Term, US Credit and US Securitized.

-    For maximum limit testing, the below A - rated exposures need to be included in the A bucket.

-    These quality limits and per Issuer limits are measured quarterly based on current market values.

Rating Downgrade

-    In case a security is downgraded so that it breaches a limit or is rated below A3/ A-, the Manager is not necessarily required to dispose of all or part of the investment immediately.

-    The aggregate amount of securities downgraded to BBB is not allowed to exceed 5%. Sub-investment grade securities must be sold. These rating limits are measured daily.

Base Currency	- All assets must be denominated in US Dollars.
Issuer limitations

-    Issuer limits are based on the collateral pool for securitized instruments.

-    For issuers with multiple ratings on their debt issuance, established limits will apply for each ratings bucket with the cumulative total not to exceed the limit of the highest rated level of debt.

Asset Limitations	- No single invested asset amount shall exceed $100,000,000.00

SCHEDULE I

List of Trust Accounts

[●]

EXHIBIT B

Form of Services Agreement

(See attached)

Hallmark Financial

Loss Portfolio Transfer Contract

SERVICES AGREEMENT

by and between

American Hallmark Insurance Company of Texas

Hallmark Specialty Insurance Company

Hallmark Insurance Company

Hallmark National Insurance Company

Hallmark County Mutual Insurance Company

and

DARAG BERMUDA LTD.

- i -

SERVICES AGREEMENT

(hereinafter referred to as the “Agreement”)

by and between

AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS, HALLMARK
SPECIALTY INSURANCE COMPANY, HALLMARK INSURANCE COMPANY,
HALLMARK NATIONAL INSURANCE COMPANY, Hallmark County Mutual
Insurance Company

(hereinafter collectively referred to as the “Company”)

and

DARAG BERMUDA LTD.

(hereinafter referred to as the “Service Provider”)

(each a “Party” and collectively the “Parties”)

ARTICLE I - BACKGROUND

A.	The Company, the Service Provider and DARAG Insurance (Guernsey) Limited (“DARAG Guernsey”) have entered into a Loss Portfolio Transfer Reinsurance Contract (the “Loss Portfolio Transfer Agreement”), whereby the Company shall cede to the Service Provider and DARAG Guernsey, and the Service Provider and DARAG Guernsey shall assume from the Company, the Ultimate Net Loss of the Company pursuant to the terms of the Loss Portfolio Transfer Agreement (the “Transaction”).

B.	The Service Provider shall provide the Claims Handling and Administrative Services to the Company and shall have authority and responsibility for the handling and administration of Claims applicable to the Subject Business, including Reinsurer ECO/XPL in accordance with the terms of this Agreement from the Closing Date or the Transition End Date, as applicable.

ARTICLE II - DEFINITIONS

A.             In this Agreement:

“Affiliate” means, in relation to any Party, any person or entity under the control of or under common control with the Party.

“Aggregate Limit” has the meaning given to it in the Loss Portfolio Transfer Agreement.

“Applicable Law(s)” has the meaning given to it in the Loss Portfolio Transfer Agreement.

“Business Day” has the meaning given to it in the Loss Portfolio Transfer Agreement.

“Cause” shall be defined as a material breach of any provision of this Agreement.

“Claims” means all claims reported under the Reinsured Policies, with the exception of the claims relating to any Retained ECO/XPL.

“Claims Handling and Administrative Services” has the meaning given to it in the Services Article.

“Closing Date” has the meaning given to it in the Loss Portfolio Transfer Agreement.

“Company Litigation” means (i) any Litigation in which the Company is named as a party and (ii) any Litigation relating to the claims relating to the Retained ECO/XPL.

“Complaints” has the meaning given to it in the Complaints Article.

“Consents” means all approvals, authorizations, licenses, and permissions required from any person, organization or government or similar body including any Regulatory Authority.

“Deliverables” means the items (including reports, user guides, operating procedures and other documents) which are produced and/or delivered to the Service Provider as outputs of the Claims Handling and Administrative Services, other than trade secrets of a Party.

“Extra Contractual Obligations/Loss in Excess of Policy Limits” has the meaning given to it in the Loss Portfolio Transfer Agreement.

“Legal and Regulatory Department of the Company” is Arizona Department of Insurance, Oklahoma Insurance Department and Texas Department of Insurance.

“Legal and Regulatory Department of the Service Provider” is the Bermuda Monetary Authority.

“Litigation” means any legal action or proceeding relating to the Subject Business, including but not limited to third-party lawsuits against insureds, arbitrations, declaratory judgments, and Extra Contractual Obligations/Loss in Excess of Policy Limits arising out of or related to the Subject Business. Litigation does not include any Complaints, inquiries or proceedings by Regulatory Authorities relating solely to the Service Provider. For the avoidance of doubt, Litigation includes Company Litigation.

“Loss Adjustment Expense” has the meaning given to it in the Loss Portfolio Transfer Agreement.

“Loss Escrow Accounts” has the meaning given to it in the Loss Portfolio Transfer Agreement.

“Loss Portfolio Transfer Agreement” has the meaning given to it in paragraph A of the Background Article.

“Minimum Funding Requirement” has the meaning given to it in the Loss Portfolio Transfer Agreement.

“Notice” has the meaning given to it in the Notices Article.

“PII” means personally identifiable information in any format (paper, electronic or stored on media etc.) that the Service Provider becomes aware of in relation to this Agreement.

“Record Retention Period” shall have the meaning set out in the Record Keeping, Audit and Inspection Article.

“Regulatory Authority” means any person, body, authority, government, local government, regulatory agency with regulatory enforcement, administrative and/or criminal powers in any jurisdiction.

“Reinsured Policies” means the Company’s policies, contracts, agreements and binders of insurance or reinsurance (including any endorsements, modifications or amendments thereto) on the Subject Business.

“Reinsurer ECO/XPL” shall have the meaning set out in the Loss Portfolio Transfer Agreement.

“Retained ECO/XPL” shall have the meaning set out in the Loss Portfolio Transfer Agreement.

“Serious Injury” means a fatality, amputation, spinal cord injury with paralysis (resulting in partial or total paralysis), permanent loss of upper or lower extremities, multiple fractures, brain injury, serious burns, a sexual harassment or molestation claim, a class action suit, serious sensory impairment or loss of sight, serious disfigurement or scarring, Extra Contractual Obligations or Loss in Excess of Policy Limits, major organ injury or massive internal organ damage.

“Subject Business Information and Systems Data” means all data (including personal data), information, financial transaction records, text, statistics, analysis and other materials embodied in any form relating to the Subject Business and which may be supplied by the Company and/or which the Company (and/or any of its subcontractors) generates, collects, processes, stores or transmits in connection with the Subject Business.

“Subject Business” has the meaning given to it in the Loss Portfolio Transfer Agreement.

“Service Records” shall have the meaning set out in paragraph A of the Record Keeping, Audit and Inspection Article.

“Third Party” means any person or entity which is not a Party to this Agreement.

“Third-Party Reinsurance” has the meaning given to it in the Loss Portfolio Transfer Agreement.

“Transaction Documents” has the meaning given to it in the Loss Portfolio Transfer Agreement.

“Transition End Date” has the meaning given to it in the Loss Portfolio Transfer Agreement.

“Transition Services” has the meaning given to it in the Company Obligations – Transition Services Article.

“Unallocated Loss Adjustment Expense” has the meaning given to it in the Loss Portfolio Transfer Agreement.

“Ultimate Net Loss” has the meaning given to it in the Loss Portfolio Transfer Agreement.

B.	Capitalized terms used in this Agreement and not otherwise defined herein will have the meanings assigned to such terms in the Transaction Documents.

ARTICLE III - SERVICES

A.            1.                  The Company hereby appoints the Service Provider, and the Service Provider hereby accepts appointment, to provide as an independent contractor of the Company, from and after the Transition End Date, all of the administrative and other services necessary or appropriate in connection with the administration of the Subject Business, including those services set forth in this Services Article (the “Claims Handling and Administrative Services”), all on the terms set forth in this Agreement. Except as provided in this Agreement, the Claims Handling and Administrative Services shall include, but not be limited to the defense, adjustment, settlement and payment of all Claims, the recovery of all salvage and subrogation for any liabilities incurred under the Reinsured Policies, the administration of Litigation and Reinsurer ECO/XPL applicable to the Subject Business, as more fully described below. Notwithstanding any other provision of this Agreement to the contrary, the Company shall have the right to direct the Service Provider in connection with the Claims Handling and Administrative Services to perform any action necessary to comply with Applicable Law, or to cease performing any action that constitutes a violation of Applicable Law.

2.                  In order to assist the Service Provider in the performance of the Claims Handling and Administrative Services hereunder, the Company hereby appoints the Service Provider, with effect from the Transition End Date, as its attorney-in-fact with respect to the rights, duties, privileges and obligations of the Company in and to the Subject Business, with full power and authority to act in the name, place and stead of the Company with respect thereto, including the power, without reservation, to service the Subject Business, to adjust, to defend, to settle and to pay Claims, and to take such other and further action as may be necessary or desirable to effect the transactions contemplated by this Agreement, but in all cases only to the extent of the rights and authority granted to the Service Provider pursuant to this Agreement and in accordance with the terms hereof.

3.                  The Service Provider may employ one or more third-party administrators or subcontractors for the performance of any Claims Handling and Administrative Services (in each case, a “Subcontractor”) at the Service Provider’s sole expense and subject to the Company’s prior written approval (such approval not to be unreasonably withheld, conditioned or delayed). In connection with such approval, the Company shall have the right to review and request reasonable changes to any agreement to be entered into between the Service Provider and a proposed Subcontractor, and the Service Provider shall not amend any such agreement in a manner that materially affects the Subcontractor’s performance of the Claims Handling and Administrative Services without the Company’s prior written approval. In addition, each Subcontractor shall be duly licensed as a claims adjustor in the United States to the extent required under Applicable Law so as to permit the performances of the Claims Handling and Administrative Services in compliance with Applicable Law. Notwithstanding the foregoing, no such subcontracting or third-party administration arrangement shall relieve the Service Provider from any of its obligations or liabilities hereunder, and the Service Provider shall remain responsible for all obligations or liabilities of each Subcontractor with regards to the provision of such service or services as if provided by the Service Provider. The Service Provider shall supervise each Subcontractor to ensure its performance of any Claims Handling and Administrative Services complies with the requirements of this Agreement.

4.                  With respect to any Subcontractor, the Service Provider shall have entered into agreements with such Subcontractor or otherwise require such Subcontractor to (i) provide any regular audit compliance reports (such as SOC2 reports), financial statements or other documents or information in connection with the Subject Business upon the Company’s reasonable request, (ii) comply with paragraph A of the Compliance with Laws Article and paragraph I of the Record Keeping, Audit and Inspection Article and (iii) comply with the Service Standards.

5.                  To the extent required by Applicable Law or as required for the efficient performance of the Claims Handling and Administrative Services, the Service Provider agrees to send to policyholders of the Reinsured Policies a written notice prepared by the Service Provider and in a form reasonably acceptable to the Company to the effect that the Service Provider has been appointed by the Company to provide Claims Handling and Administrative Services. The Service Provider shall provide such notice at a time and in a manner reasonably acceptable to the Company and the Service Provider and in all events in accordance with Applicable Law.

B.	The Service Provider shall provide the following Claims Handling and Administrative Services after the Transition End Date (unless otherwise specified below) until the termination or expiration of this Agreement:

1.	Administration and settlement of Claims. These rights include, without limitation, the power to acknowledge, consider, review, investigate, deny, defend, settle and pay Claims, determine coverage, commute policies, set and adjust reserves and to take such other actions as may be necessary or desirable to manage each Claim and fulfill the Service Provider’s other obligations with respect to the Subject Business, including payment of all Claims and associated expenses that are reinsured by the Service Provider using funds from the Loss Escrow Accounts pursuant to the Loss Portfolio Transfer Agreement on a gross basis (i.e., without deduction of any amounts payable under the Third-Party Reinsurance). The Company will reimburse the Service Provider for Third-Party Reinsurance in accordance with the Loss Portfolio Transfer Agreement. The Company reserves the right to monitor, oversee and direct the Service Provider’s actions under this Services Article as set forth in more detail below.

The Service Provider shall not take any substantive action or decision in respect of any Claim or recovery of any payments where the Service Provider or any applicable Subcontractor knows that any such Claim or recovery:

a.	involves any media or political interest, or public relations or reputation issues; or

b.	involves a party instigating a lawsuit against one or more of the entities comprising the Company;

in each case, without first obtaining instructions from the Company, which shall provide written instructions within seven (7) Business Days of the Service Provider’s request, and the Service Provider will act in accordance with those instructions.

Furthermore, Service Provider shall not take any legal action in relation to the involvement of brokers or other intermediaries in the Reinsured Policies, without first obtaining prior written consent from the Company (such consent not to be unreasonably withheld).

Notwithstanding anything in this Agreement to the contrary, the Company shall have the right to assume the adjustment and management of any Claim if it reasonably determines that the Service Provider fails to administer such Claim (including the supervision of the applicable Subcontractor) in any material respect in accordance with the Service Standards and notifies the Service Provider in writing of such failure, and the Services Provider does not cure such failure within twenty (20) Business Days of receiving written notice thereof from the Company. For the avoidance of doubt, the Service Provider shall nevertheless remain responsible for the payment of such Claim as provided in this paragraph B.

2.              Subject to paragraph 1 above, the Service Provider shall be responsible for pursuing all insured retentions, deductibles and claims for salvage or subrogation in connection with the Subject Business beginning on the Closing Date. The Company hereby assigns to the Service Provider the right to collect any retention or deductible and to dispose of any salvage received as a result of any loss settlement hereunder, and to enforce any right of the Company against any person or organization for damages or equitable relief for any loss under any of the Subject Business, employing legal counsel as and when appropriate. The Company agrees to furnish the Service Provider, on request, any and all legal instruments reasonably necessary to recover any retention or deductible and to implement the foregoing salvage and subrogation. Notwithstanding the foregoing, the Company or a Third- Party Reinsurer, to the extent permitted or required under the relevant Third-Party Reinsurance agreement, at its expense, shall have the right to pursue any insured retentions, deductibles and claims for salvage or subrogation in connection with the Subject Business after the Closing Date upon prior written notice to the Service Provider, if the Service Provider elects not to undertake such actions.

3.	The Service Provider shall provide any information reasonably required by the Company in order for the Company to meet its legal, statutory or auditing obligations and allowing the Company reasonable access to claim files in the possession of or maintained by the Service Provider or its Subcontractors in connection with the Subject Business.

Upon the reasonable request of the Company, the Service Provider shall timely prepare such reports and summaries, including statistical summaries, as are reasonably necessary to satisfy any requirements imposed by a Regulatory Authority upon the Company with respect to the Reinsured Policies. In addition, the Service Provider, upon the reasonable request of the Company, shall promptly provide to the Company copies of all existing records relating to the Reinsured Policies (including, with respect to records maintained in machine readable form, hard copies) that are necessary for the Company to satisfy such requirements. Among other responsibilities:

a.	The Service Provider shall promptly prepare and furnish to Regulatory Authorities such reports and related summaries, certificates of compliance and other reports required by a Regulatory Authority with respect to the Reinsured Policies.

b.	The Service Provider shall assist and cooperate with the Company in taking such actions as are commercially reasonable and appropriate in connection with any and all market conduct or other Regulatory Authority examinations relating to the Reinsured Policies.

4.	Subject to the Complaints Article herein, the Service Provider shall promptly notify the Company of any Complaints, inquiries or proceedings by Regulatory Authorities (“Regulatory Proceedings”) relating to the Subject Business. Similarly, the Company shall promptly notify the Service Provider of any Regulatory Proceedings relating to the Subject Business. The Service Provider shall respond to such Regulatory Proceedings within the requested time frame for response or if no such time frame is provided, within the time frame as allowed by Applicable Law and shall provide promptly a copy of proposed response to the Legal and Regulatory Department of the Company for the Company’s prior review and comment; provided, the Company shall have at least two (2) Business Days to review such proposed response. The Company shall provide its comments to the Service Provider, if any, promptly and no later than two (2) Business Days before the response is due to the relevant Regulatory Authority. If the Company does not provide any comments pursuant to the two immediately preceding sentences, the proposed response shall be deemed to be approved by the Company. The Service Provider agrees to promptly provide copies of the responses to any Regulatory Proceedings relating to the Subject Business actually submitted to the Legal and Regulatory Department of the Company. In addition, upon a written request from the Company, the Service Provider will provide any data on such Regulatory Proceedings that may be required for regulatory filings. The Service Provider further agrees to promptly provide information to the Company as reasonably requested by the Company, such as a report in a form mutually agreed by the Parties summarizing the nature of any Regulatory Proceedings relating to the Reinsured Policies, the alleged actions or omissions giving rise to such Regulatory Proceedings, inquiries or proceedings and copies of any files or other documents that the Company may reasonably request in connection with its review of these matters. Except as set forth in this Agreement, the Service Provider shall supervise and control the investigation, contest, defense and/or settlement of all Regulatory Proceedings relating to the Reinsured Policies at its own cost and expense, and in the name of the Company when necessary.

5.	The Service Provider and the Company shall cooperate with each other with respect to the Company Litigation and any Regulatory Proceedings relating to the Subject Business. The Service Provider shall notify the Company promptly of any Company Litigation and any Litigation involving Serious Injury (“Substantial Litigation”), and in no event later than five (5) Business Days after receipt of notice thereof. Similarly, the Company shall notify the Service Provider promptly of any Company Litigation, and in no event later than five (5) Business Days after receipt of notice thereof. Subject to the Company’s right to assume and control the defense of any Company Litigation in accordance with the last two sentences of this Paragraph 5, the Service Provider shall control, investigate, contest, defend or settle, at its own cost and expense, including when necessary in the name of the Company, any Litigation. The Service Provider shall keep the Company reasonably informed of the progress of all Company Litigation it controls and any Substantial Litigation. With regard to Substantial Litigation and Company Litigation, at the Company’s request, the Service Provider shall provide a report summarizing the nature of such Substantial Litigation or Company Litigation, the alleged actions or omissions giving rise to such Substantial Litigation or Company Litigation and copies of any files or other documents or information that the Company may reasonably request in connection with its review of these matters. In no event shall the Service Provider settle or compromise any Company Litigation without the Company’s prior written consent unless (A) there is no finding or admission of any violation of Applicable Laws or any violation of the contractual rights of any person and no effect on any other claims that may be made against the Company, or (B) the sole relief provided is monetary damages that are paid in full by the Service Provider and a full and complete release is provided to the Service Provider.

Subject to the Company’s right to assume and control the defense of any Company Litigation in accordance with the last two sentences of this Paragraph 5, the Service Provider shall manage all aspects of any Litigation, including coverage litigation, relating to Claims, which includes but is not limited to:

a.	Retention of, communication with and coordination with counsel to defend the insured or the Company where appropriate; and

b.	Evaluation of Claims and coverage as needed, including as appropriate, performing factual investigation of Claims, instituting or defending coverage litigation.

Notwithstanding anything in this Agreement to the contrary, the Company shall have the right to, at its own expense, participate fully in the defense of any Litigation or Regulatory Proceeding with respect to the Reinsured Policies with counsel of its own choice. In addition, with respect to any Company Litigation or Regulatory Proceeding, the Company shall have the right to assume and control the investigation, contest and defense of such Company Litigation or Regulatory Proceeding (“Assumption of Control”) upon prior written notice to the Service Provider.

In the event of an Assumption of Control by the Company pursuant to the immediately preceding sentence, the Company shall:

a.	have the right to choose counsel, with consent of the Service Provider (which consent is not to be unreasonably withheld, delayed or conditioned);

b.	have the exclusive right to settle or compromise the applicable Company Litigation or Regulatory Proceeding in a manner that is consistent with how the Company, in the ordinary course of business, settles or compromises any legal action, proceedings or Regulatory Proceeding for which the Company is responsible; provided, the Service Provider shall have the right to consent (such consent not to be unreasonably withheld, delayed or conditioned) in writing any such settlement or compromise in excess of $2,000,000.00 (inclusive of defense and indemnification fees) with respect to a Company Litigation that involves Reinsurer ECO/XPL; provided, further, that upon request, the Service Provider shall have an opportunity to be associated with the Company, at the Service Provider’s expense, in the defense of any Company Litigation that involves Reinsurer ECO/XPL and is subject to Company’s Assumption of Control, and Parties will reasonably cooperate in preparing to prosecute or defend or in the prosecution or defense of such Company Litigation; and

c.	keep the Service Provider reasonably informed with respect to the status of any litigation or proceeding subject to an Assumption of Control.

6.	The Service Provider shall assume the reporting and accounting obligations set forth below:

a.	As soon as practicable after the end of each month, but no later than twenty (20) calendar days after each month from the Transition End Date until the termination or expiration of this Agreement, the Service Provider shall provide to the Company and their respective designated independent auditors such reports and summaries (and, upon reasonable request of the Company, detailed supporting records) related to the Reinsured Policies as may be reasonably required for use in connection with the preparation of such financial statements, tax returns and reports and to comply with the requirements of the Regulatory Authorities having jurisdiction over the Company. The Parties shall cooperate in good faith to establish the manner for the providing of such reports. The Service Provider shall provide such reports, summaries and records to the Company as soon as practicable but no later than twenty (20) days after the end of each calendar quarter from the Transition End Date until the termination or expiration of this Agreement. All such reports, summaries and records shall be accurate and complete in all material respects.

b.	As soon as practicable, but not more than twenty (20) calendar days after the end of each month from the Transition End Date until the termination or expiration of this Agreement, the Service Provider shall provide to the Company (i) the claims bordereau, which contains information as specified in Article XI(A) (Reports and Remittances) of the Loss Portfolio Transfer Agreement and other information reasonably requested by the Company, in a form to be mutually agreed by the Parties and (ii) the report of aggregate Ultimate Net Loss, which contains information as specified in Article XI(A) (Reports and Remittances) of the Loss Portfolio Transfer Agreement.

c.	The Service Provider shall promptly and timely provide notice to the Company and the Service Provider of any changes in the reserve methodology used by the Service Provider in calculating statutory reserves for the Reinsured Policies. The Service Provider shall notify the Company and deliver to the Company a claims summary report in the form attached hereto as Exhibit A (i) immediately if a Claim is reserved for an amount greater than $250,000.00 and advise the Company of any subsequent material developments pertaining thereto, and/or (ii) promptly if a Claim involves a Serious Injury and advise the Company of any subsequent material developments pertaining thereto

d.	On and after the Transition End Date, the Service Provider shall deliver communications and Notices relating to the Subject Business to the Company, and any files and financial data on the Subject Business to the Company, as requested and agreed upon between the Parties, such agreement not to be unreasonably withheld.

C.	The Service Provider shall provide the Claims Handling and Administrative Services in accordance with the following standards (the “Service Standards”): (i) with care, skill, expertise, prudence and diligence that would be expected from experienced and qualified personnel performing such duties in like circumstances; (ii) in accordance with the terms of the Reinsured Policies, (iii) in accordance with the applicable terms of this Agreement, and (iv) in compliance with all Applicable Laws, including maintenance by the Service Provider, its designees or their respective designees, as applicable, of all licenses, authorizations, permits and qualifications from Regulatory Authorities necessary to perform the Claims Handling and Administrative Services required by this Agreement, and (v) to the extent consistent with clauses (i) through (iv) of this paragraph C, in accordance with applicable industry standards.

D.	The Service Provider shall ensure that from the Transition End Date and thereafter during the term of this Agreement, it, along with all of its Affiliates, agents, Subcontractors and assignees, provides and maintains consents, permissions, rights, technology, sufficient expertise, trained personnel, systems, facilities and procedures (financial, legal, accounting, administrative or otherwise) and other resources as may be necessary or appropriate to enable it to fulfill its obligations under this Agreement.

E.	Unless otherwise provided under this Agreement, the Service Provider shall not represent itself as the agent of the Company and shall not have any authority to give on behalf of the Company any representations, warranties or undertakings with regard to any matter, except as set out in this Agreement and/or the Loss Portfolio Transfer Agreement.

F.	The Parties shall cooperate and use their reasonable efforts in order that the duties assumed by the Service Provider will be effectively, efficiently and promptly discharged. In furtherance of the foregoing, the Company shall deliver to the Service Provider such other documents and instruments as the Service Provider may reasonably request in respect of its obligations hereunder. Each Party shall, at all reasonable times under the circumstances, make available to the other Party properly authorized personnel for the purpose of consultation, deposition or investigations. If a requested witness is not an employee of the Company or its affiliates, the Company will provide the Service Provider with the last-known contact information regarding such witness.

G.	In addition to information provided pursuant to this Services Article, the Record Keeping, Audit and Inspection Article, or other articles of the applicable Transaction Documents, upon request and reasonable Notice from the Company, the Service Provider shall share information relating to coverage positions taken by the Service Provider on behalf of the Company and shall, upon request and reasonable Notice, discuss such positions with the Company’s legal representatives for the purpose of maintaining consistency of coverage positions, where appropriate. Provided, however, that nothing contained in this Paragraph G shall (i) limit the Service Provider’s right to control Claims and to make final decisions with regard to Claims or (ii) cause the Service Provider to provide information which would jeopardize the attorney-client or other applicable privilege, or protections afforded by the work-product doctrine.

ARTICLE IV - COMPANY OBLIGATIONS – TRANSITION SERVICES

A.	After the Closing Date through to the Transition End Date, the Company will use its reasonable efforts to provide assistance to and information requested by the Service Provider (including, as delegated by the Service Provider, its Affiliates or its Subcontractors) in order to assist the Service Provider to undertake the Claims Handling and Administrative Services in all matters relating to the Subject Business including Reinsurer ECO/XPL in accordance with this Service Agreement. During the Transition Period, the Company will transition the claims handling of the Subject Business to the Reinsurer and will reasonably assist in the administration of Claims and provide to the Service Provider the following services (collectively, the “Transition Services”): (i) Claims handling or other administrative services provided by the Company (including any applicable Affiliates or Subcontractors) to the Subject Business immediately prior to the Closing Date and (ii) such support and assistance as the Service Provider may reasonably request relating to the separation of the Subject Business Information and System Data and other services reasonably required for the Service Provider to continue to operate and administer the Subject Business as of the Transition End Date and the transfer of such data from the Company to the Service Provider (or its designees). During the Transition Period, the Company will administer Claims and Litigation with oversight by and instructions from the Service Provider and its Subcontractors, as provided in this Company Obligations – Transition Services Article. From the Closing Date until the Transition End Date (“the “Transition Period”), the Transition Services shall include, among other things:

1.	Allowing the Service Provider and its Subcontractors reasonable access to claim files;

2.	Except to the extent of conflicts between the Parties or until either Party determines that there is no longer a common interest between the Parties, the Company shall promptly provide to the Service Provider (including, as delegated by the Service Provider, its Affiliates or its Subcontractors), copies of any reports, files and financial data produced by or for the benefit of the Company in relation solely to the Subject Business, including such shared attorney-client privileged information pertaining to the Subject Business, as is reasonably necessary or desirable so that the Service Provider can perform its obligations hereunder, and the Service Provider can perform its obligations under the Loss Portfolio Transfer Agreement; provided, however, that nothing contained herein shall cause the Company to provide information which would jeopardize the attorney-client or other applicable privilege, or protections afforded by the work-product doctrine;

3.	Allowing the Service Provider and its Subcontractors reasonable access to the Company’s claim staff with substantial knowledge of the Subject Business to discuss current open claims, claim actions, and claim strategies, including weekly meetings if requested;

4.	Agreeing upon (such agreement not to be unreasonably withheld, delayed or conditioned) a format for claims approval requests from the Company to the Service Provider and its Subcontractors and the timing for such approval;

5.	Providing timely notice to the Service Provider and its Subcontractors of upcoming mediations and settlement conferences;

6.	Obtaining prior approval from the Service Provider for any changes to individual case reserves in excess of $100,000.00;

7.	Obtaining prior approval from the Service Provider for any Claim payment, settlement or commutation in excess of $50,000.00;

8.	Obtaining prior approval (such approval not to be unreasonably withheld, delayed or conditioned) for any ex gratia payment and requesting such advice from coverage counsel as the Company may deem necessary in its reasonable discretion;

9.	Paying all Claims and associated expenses using funds from the Loss Escrow Accounts;

10.	Providing timely responses to inquiries from the Service Provider and its Subcontractors;

11.	Using reasonable efforts to transfer to the Service Provider and its Subcontractors the Subject Business Information and System Data;

12.	Assisting the Service Provider and its Subcontractors with the migration of Subject Business Information and System Data from the Company’s systems to the Service Provider and its Subcontractors’ systems, as applicable;

13.	Providing the Service Provider and its Subcontractors with all information in the possession of the Company that is reasonably necessary to collect retentions, deductibles and pursue claims for salvage or subrogation;

14.	Using commercially reasonable efforts to implement and adhere to the schedule of milestones for the transition of the Claims Handling and Administrative Services of the Subject Business as agreed upon by the Parties and set forth in Schedule A attached hereto (the “Schedule of Milestones”); and

15.	Maintaining claims handling procedures, including claims handler caseload, consistent with claims handling procedures in place as of May 31, 2020.

B.	Parties agree to each use commercially reasonable efforts to implement and adhere to the Schedule of Milestones, and Parties shall cooperate with each other for such implementation and adherence. The Parties shall use commercially reasonable efforts to minimize costs associated with implementing and following the Schedule of Milestones.[1]

C.	Notwithstanding any other provision to the contrary, during the Transition Period, the Parties shall cooperate to develop a transition plan for the gradual winding down of provision of the Transition Services by the Company and the takeover of the functions and responsibilities relating thereto by the Service Provider in accordance with the terms of this Agreement. In furtherance of the foregoing, the Parties acknowledge and agree that, upon written acknowledgement by the Service Provider that it has received all material Subject Business Information and Systems Data with respect to any portion or sub-set of the Claims that is required for the handling or administration of such Claims, the Service Provider shall assume responsibility for and commence providing the Claims Handling and Administrative Services (or a portion thereof, as the Parties may mutually agree) in respect of such Claims prior to the Transition End Date; provided that the Company shall continue to reasonably cooperate with the Service Provider as required by paragraph F of the Services Article.[2]

D.	1. For any claims-related Transition Service provided by the Company that have not been transitioned to the Service Provider 45 days following the Closing Date (the “Transition Interim Date”) due to actions or omissions of the Service Provider, the Service Provider shall pay (i) the actual cost of the provision of such Transition Service by the Company to the Service Provider (without overhead allocation, without mark-up and without profit) (the “Fees”) and (ii) all actual, demonstrable and reasonable out-of-pocket costs (“Out-Of-Pocket Costs”).

2.                  After the Transition Interim Date, the Company shall invoice the Service Provider for the Fees, and all Out-Of-Pocket Costs, on a monthly basis in arrears, and the Service Provider shall pay the Company such Fees and Out-Of-Pocket Costs within 30 days of its receipt of such invoice. Company shall provide information reasonably necessary for the Service Provider to verify the accuracy of such Fees and Out-Of-Pocket Costs with such invoices, as necessary.

E.	For the avoidance of doubt, the Company shall retain the right to approve or otherwise incur any Loss Adjustment Expenses during or prior to the Transition Period, regardless of when such Loss Adjustment Expenses are invoiced. To the extent any such Loss Adjustment Expenses are paid by the Company, the Service Provider shall reimburse the Company for such Loss Adjustment Expenses.

ARTICLE V - Third-Party Reinsurance

A.	The Company shall retain responsibility for all administration and collection of all Third-Party Reinsurance. The Service Provider shall assist and cooperate with the Company in connection with the administration and collection of all Third-Party Reinsurance, including without limitation providing such information as the Company may request on a timely basis.

1 Note to Draft: Subject to addition of escalation procedures if certain milestones are not met.

2 Note to Draft: This paragraph IV.C is subject to revision to reflect Parties’ agreement regarding the takeover of the claims handling responsibility by the Service Provider on a transition interim date.

B.	Either Party, when so requested and to the extent permitted or required under the relevant Third-Party Reinsurance agreement, shall afford a reinsurer under such Third-Party Reinsurance (the “Third-Party Reinsurer”) an opportunity to be associated with the Company or the Service Provider, at the Third-Party Reinsurer’s expense, in the defense of any Litigation involving any Subject Business that has been reinsured by such Third-Party Reinsurer, and all relevant parties will reasonably cooperate in preparing to prosecute or defend or in the prosecution or defense of such Litigation.

ARTICLE VI - SERVICE PROVIDER’S OBLIGATIONS

A.	The Service Provider shall not be liable for a failure to provide the Claims Handling and Administrative Services in accordance with the terms of this Agreement to the extent such failure results from the Service Provider’s reliance on inaccurate or inadequate information provided by the Company. The Service Provider shall perform or re-perform the affected Claims Handling and Administrative Services as soon as reasonably practicable once such inaccuracy or inadequacy is realized or brought to its attention.

B.	The Service Provider shall bear all the expenses in connection with the Claims Handling and Administrative Services provided by the Service Provider incurred on or after the Transition End Date until the expiration or termination of the Loss Portfolio Transfer Agreement, including in the event this Agreement is terminated prior to the expiration or termination of the Loss Portfolio Transfer Agreement. This Paragraph B shall survive the termination of this Agreement.

ARTICLE VII - COMPLIANCE WITH LAWS3

A.	1. In providing the Claims Handling and Administrative Services, and in connection with maintaining, administering, handling and transferring the data of the policyholders and other recipients of benefits under the Reinsured Policies, including the Subject Business Information and System Data and the Service Records, the Service Provider shall, and shall cause its Affiliates and any permitted Subcontractor to, comply with (i) all Applicable Laws applicable to the conduct of business which is the subject of this Agreement, including, without limitation, any licensing, privacy, confidentiality and data security obligations applicable to them or the Company and (ii) the provisions of written privacy policies under which such information was gathered (a copy of each such policy having been made available to the Service Provider by the Company), in connection with the collection, use, disclosure, maintenance and transmission of PII regarding any insureds or any other persons or entities with whom the Company does business. Such Applicable Laws shall include those currently in place and those which may become effective during the term of this Agreement, including the Gramm-Leach-Bliley Act, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), Fair Credit Reporting Act and any other Applicable Laws.

3 Note to Draft: DARAG to confirm NTA can comply with this Paragraph VII.A.

2.                  The Service Provider shall entitle the Company and their auditors, agents and representatives, at their sole cost and expense, and any Regulatory Authorities, to the extent required by Applicable Law, to audit the Service Provider’s compliance herewith upon reasonable notice and during normal business hours. To the extent required by Applicable Laws, the Service Provider shall also enable individual subjects of PII, upon request from such individuals, to review and correct information maintained by the Service Provider about them and to restrict use of such PII. The Service Provider agrees that all PII is confidential and proprietary in nature, and that the Service Provider is required by Applicable Laws to protect and keep confidential nonpublic information obtained from the Company’s customers, and that said information shall not be divulged by the Service Provider to any third parties or used in any manner other than in connection with this Agreement and related transactions between the Service Provider and the Company. The Service Provider shall not use PII other than for the purposes of its business, and shall disclose it only to those employees of the Service Provider with a specific need to know. Accordingly, the Service Provider shall:

a.	establish and maintain appropriate security measures to protect the security and confidentiality of such PII as outlined by the state and federal regulations;

b.	protect against any anticipated threats or hazards to the security or integrity of customer information;

c.	regularly maintain and monitor a security plan to protect against unauthorized access to both physically and electronically maintained information or use of such information that could result in substantial harm to customers, and review the scope of security measures annually;

d.	otherwise ensure compliance with regulations as set forth in paragraph A.1 of this Compliance with Laws Article, as they may be amended, and any regulations promulgated;

e.	at the expiration of this Agreement, Service Provider agrees to keep confidential all PII until it is returned or destroyed;

f.	Service Provider shall notify the Company promptly if any breach of security occurs or is reasonably expected to occur that may affect PII and document responsive actions taken and post-incident review of events;

g.	Service Provider shall notify the Company if any data breach occurs or is reasonably expected to occur whereby any Subject Business Information and System Data and the Service Records may be exposed through malicious means;

h.	Make available to Company the information required for Company to provide any accounting of disclosures or for any other purpose in accordance with HIPAA rules;

i.	Ensure that all Service Provider employees comply with all of the above requirements.

3.                  The Service Provider shall be responsible for all costs and expenses arising from any data breach in connection with the Subject Business Information and System Data and the Service Records or any breach of security affecting PII, including but not limited to, the costs of notifying the Company’s customers of such data or security breach and any related expenses, unless such breach results solely from the Company’s actions.

4.                  Within thirty (30) Business Days upon receipt of a written Notice from the Company requesting the Service Provider to delete any PII within the Subject Business Information and System Data or Service Records, the Service Provider shall make such deletions in the event that such PII is not required (i) for continued provision of the Claims Handling and Administrative Services or (ii) by Applicable Laws.

5.                  The Service Provider shall be insured with financially sound and reputable insurance companies for data security and privacy liability covering actual or alleged acts, errors or omissions committed by the Service Provider, its Subcontractors, agents or employees, which policy(-ies) shall have limits of liability of at least $1,000,000.00 per occurrence and $5,000,000.00 in the aggregate (the “Privacy Insurance”). Servicer will furnish certificate(s) of insurance evidencing the Privacy Insurance to the Company.

6.                  The terms set forth above in this Compliance with Laws Article have been included herein based on the understanding by the Parties that they are required to comply with HIPAA. To the extent that any relevant provision of HIPAA has been excluded, is materially amended or interpreted in a manner that changes the obligations of either Party under this Agreement, the Parties agree to negotiate in good faith an amendment to this Agreement to give effect to such revised obligations. The terms of this Agreement will be construed in light of any interpretation of and/or guidance on HIPAA issued by the Department of Health and Human Services or the Office of Civil Rights, from time to time.

B.	The Service Provider retains the right to control and direct the handling, investigation, response and/or defense of any administrative or legal proceedings by any Regulatory Authority relating solely to the Service Provider as a reinsurance provider and not the service administrator. The Company agrees to cooperate, participate and provide any necessary documentation if any such investigations, administrative or legal proceedings occur.

ARTICLE VIII - TERM

Unless terminated earlier in accordance with the Termination Article, this Agreement shall commence on the Closing Date and shall remain in force until the Loss Portfolio Transfer Agreement is terminated pursuant to its terms.

ARTICLE IX - TERMINATION

A.	The Company may terminate this Agreement, upon prior written Notice, in the event that there is Cause, and the Service Provider fails to cure such Cause within 30 Business Days following written Notice of such Cause. It being understood that nothing in this paragraph A shall relieve either Party from the administrative responsibilities or obligations under this Agreement unless and until this Agreement is terminated.

B.	In the event that any Regulatory Authority gives Notice to any Party that it requires that this Agreement be terminated, then the recipient Party shall immediately provide a copy of such Notice to the other Party and upon receipt of such Notice by the other Party, the Parties shall discuss and, if possible, agree whether to appeal the decision of the Regulatory Authority. If the Parties do not agree to appeal the decision of the Regulatory Authority within 10 Business Days of each Party being provided with a copy of any Notice from the Regulatory Authority requiring this Agreement to be terminated or any appeal is rejected by the Regulatory Authority, this Agreement shall automatically terminate.

C.	Upon the reversion of any Claim, Litigation, or contract related to the Subject Business under this Agreement, the Service Provider shall fully cooperate in transferring Claims handling responsibility to the Company. Such cooperation shall include, but not be limited to, transferring all claims files and any other documents associated with the Subject Business or provision of Claims Handling and Administration Services to the Company in a timely manner, and shall be co-extensive with the Service Provider’s duty to cooperate under paragraph F of the Services Article.

D.	Either Party may terminate this Agreement in the event of a material breach of the other Party’s obligations under the Loss Portfolio Transfer Agreement or this Agreement.

E.	In the event of termination for any reason, the Service Provider shall cooperate fully in the orderly transfer of the Service Provider’s obligations under this Agreement to one or more replacement claim servicers designated by the Company. The expenses and costs associated with such transfer shall be (a) borne by the Service Provider alone if this Agreement is terminated by the Company pursuant to Paragraph A or Paragraph D (as a result of a breach by the Service Provider of its obligations) of this Termination Article, (b) borne by the Company alone if this Agreement is terminated by the Service Provider pursuant to Paragraph D (as a result of a breach by the Company of its obligations) of this Termination Article, (c) split equally between the Company and the Service Provider if this Agreement is terminated pursuant to Paragraph B of this Termination Article.

F.	Nothing herein shall relieve any Party from liability for any breach of this Agreement prior to such termination.

ARTICLE X - WARRANTIES

The Service Provider warrants to the Company that:

A.	The Claims Handling and Administrative Services shall be provided by suitable, appropriately licensed, qualified, experienced and competent personnel engaged by the Service Provider or its Subcontractors;

B.	The Subcontractors providing services at the direction of the Service Provider will be suitable, appropriately licensed, qualified, and experienced;

C.	The Service Provider will not surrender and shall at all times comply with such consents as are necessary for the provision of the Claims Handling and Administrative Services; and

D.	The Claims Handling and Administrative Services shall be provided in accordance with and shall at all times comply with the Service Standards.

ARTICLE XI - RECORD KEEPING, AUDIT AND INSPECTION

A.	The Service Provider shall keep detailed records of all activities carried out in connection with the provision of the Claims Handling and Administrative Services, including but not limited to all data (including personal data), information, financial transaction records, text, statistics, analysis and other materials embodied in any form relating to the Subject Business and any other records that are expressly required to be kept by the Service Provider under this Agreement (the “Service Records”). The Service Provider agrees to permit the Company (or its designee), to audit the Service Records at least quarterly (as agreed between the Parties), in order to track the reserves of the Subject Business. The Service Provider will provide all reasonable information, including access to Service Records, for such purposes. The Company shall, at its own expense, be entitled to make copies of the Service Records for these purposes.

B.	The Service Provider shall keep the Service Records for ten (10) years following the Closing Date, which period is subject to extension as reasonably requested by the Company (such period, the “Record Retention Period”). unless this Agreement has terminated or expired before the end of the Record Retention Period. Notwithstanding the foregoing, after the expiration or termination of this Agreement, the Service Provider shall return all of the Service Records to the Company, if requested by the Company.

C.	Each Party shall, and shall ensure that its Affiliates, Subcontractors, agents and representatives, grant to the other Party and its agents and representatives, and to any statutory auditor of the other Party, Regulatory Authority or Third-Party Reinsurer (or its designee), to the extent permitted or required under the relevant Third-Party Reinsurance agreement, the right of access to such Party’s premises, systems (with the exception of the Company’s systems), such Party’s personnel, Subject Business Information and System Data and the Service Records as the other Party may reasonably require during normal business hours in order to:

1.	Verify that the Party is complying with the terms of this Agreement, including compliance with Applicable Law;

2.	Identify suspected fraud or material accounting mistakes, in which case the other Party and any statutory auditors of the other Party or its authorized agents, a Regulatory Authority or a Third-Party Reinsurer (or its designee), to the extent permitted or required under the relevant Third-Party Reinsurance agreement, may discuss any matter with any Party personnel as the other Party may reasonably require;

3.	Fulfill any request by a Regulatory Authority in the course of carrying out its reporting functions;

4.	Inspect the integrity, confidentiality and security of the Subject Business Information and System Data and Service Records subject to privilege.

D.	Subject to any requirements specified by a Regulatory Authority and paragraph E below, any audit, investigation or monitoring undertaken in accordance with this Article shall be subject to the Party providing at least five (5) Business Days’ Notice of any audit including high level details of the part of the other Party’s organization that the Party intends to audit pursuant to these provisions.

E.	Where an audit is required by the Party for reasons of suspected fraud or material non-compliance, the Party shall, to the extent permitted by Applicable Law, disclose the objective of the audit to a senior representative of the other Party, as soon as reasonably practicable and in any event two (2) Business Days before commencing the audit, who shall undertake to keep the objective of the audit confidential from any person or function who is, or might reasonably be expected to be, the subject of such audit.

F.	If any audit or other inspection by or on behalf of a Party (the “Auditing Party”) demonstrates any non-compliance by the other Party or any of its Affiliates, Subcontractors or agents and representatives (collectively, the “Audited Party”) of the Audited Party’s obligations in connection with this Agreement, the Audited Party shall, without prejudice to any other rights and remedies the Auditing Party may have, remedy the cause of such non-compliance as soon as reasonably practicable to the reasonable satisfaction of the Auditing Party (including its designee).

G.	Each Party shall ensure that any software, hardware and any documentation, including maintenance documentation, required to retrieve and read any Subject Business Information and System Data or Service Records stored in non-print media (including electronic, optical or magnetic media) insofar as the Subject Business Information and System Data or Service Records are in the other Party’s possession and/or control, are retained until the expiration of the term of this Agreement. The Company will provide twenty (20) Business Days written Notice to the Service Provider of its desire to destroy any of the Subject Business Information and System Data or Service Records pursuant to its record retention policy or Applicable Laws.

H.	The inspection or audit, or failure to inspect or audit, shall not in any way relieve the Parties from their obligations under this Agreement.

I.	The Confidentiality Article of the Loss Portfolio Transfer Agreement is hereby incorporated by reference and shall apply to this Agreement mutatis mutandis, and Parties shall comply with all Applicable Laws relating to the confidentiality of personal information. The Service Provider shall, and shall cause its Affiliates and Subcontractors to whom Subject Business Information and System Data or Service Records are provided to, establish and maintain environmental, safety and facility procedures, data security procedures and other administrative, physical and technical safeguards against the destruction, loss, unauthorized access or alteration of the data and information of the Subject Business in the possession of the Service Provider (and its Affiliates and Subcontractors), which are no less rigorous than those maintained by the Service Provider for its own information of a similar nature and no less rigorous than required by Applicable Laws, including laws concerning data privacy and personally identifiable information.

J.	Subject to the Confidentiality Article of the Loss Portfolio Transfer Agreement (incorporated herein by reference), each Party shall, and shall assure that all personnel shall promptly and fully cooperate at all times with the Regulatory Authorities and their appointees and representatives, including by:

1.	Making itself readily available for meetings with the Regulatory Authorities and their appointees and representatives, as requested;

2.	Giving the Regulatory Authorities and their appointees and representatives access to:

a.	Any records, files, tapes or computer systems (including all records specified and/or referred to in this Article) which are within its possession or control;

b.	Any relevant personnel; and

c.	Any facilities which the Regulatory Authorities and their appointees and representatives may request.

3.	Producing to the Regulatory Authorities and their appointees and representatives any records, files, tapes or computer systems in its possession or control, as requested by the Regulatory Authorities;

4.	Printing information in its possession or control which is held on computer or on microfilm or otherwise converting it into a readily legible document or any other record which the Regulatory Authorities and their appointees and representatives may request;

5.	Permitting the Regulatory Authorities and their appointees and representatives to copy documents or other material on its premises and to remove copies and hold them elsewhere, or providing any copies, as requested by the Regulatory Authorities;

6.	Answering truthfully, fully and promptly all questions which are reasonably put to it by the Regulatory Authorities and their appointees and representatives; and

7.	Permitting the Regulatory Authorities and their appointees and representatives to have access to any of its premises, with or without Notice, and shall take reasonable steps to procure that its agents and suppliers and Subcontractors permit such access to their business premises where requested by the Regulatory Authorities, subject to privilege.

ARTICLE XII - COMPLAINTS

A.	For the purposes of this Article, a “Complaint” means any oral or written expression of a material dissatisfaction (whether justified or not) about the provision of, or failure to provide, the Claims Handling and Administration Services, including, without limitation:

1.	Disagreements with the way a Claim has been handled;

2.	Allegations of inappropriate and/or unprofessional behavior;

3.	Legal action, or threats of legal action, against the Service Provider or Company for any dissatisfaction in the claims handling process.

B.	The Parties shall notify each other as soon as practicable and in any event within five Business Days upon receipt of any Complaint directly from a complainant. Any such Complaints received by the Company from the Service Provider or any Complaints received directly by the Company shall be acknowledged by the Company within five Business Days of receipt of such Complaint by the Company, and such acknowledgment shall include the handling procedure with respect to such Complaint, as practicable. The Company will provide a copy of such response to the Legal and Regulatory Department of the Service Provider.

C.	With respect to any Complaint, the Service Provider will act in accordance with Applicable Laws.

ARTICLE XIII - NOTICES

The Notices Article of the Loss Portfolio Transfer Agreement is hereby incorporated by reference and shall apply to this Agreement mutatis mutandis.

ARTICLE XIV - AMENDMENTS

This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by the Parties.

ARTICLE XV - COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but all of such counterparts taken together shall constitute but one and the same Agreement.

ARTICLE XVI - NO ADDITIONAL CONSIDERATION

This Agreement is being entered into in consideration of the Transaction. Except as otherwise set forth herein, there shall be no fee or other consideration due to the Service Provider for performance of the Claims Handling and Administrative Services under this Agreement with respect to the Reinsured Policies. Except as otherwise provided by this Agreement, all expenses of the Service Provider shall be borne solely by the Service Provider.

Except as otherwise set forth herein or in the Loss Portfolio Transfer Agreement, (i) there shall be no fee or other consideration due to the Company for performance of the Transition Services and (ii) all expenses of the Company shall be borne solely by the Company.

ARTICLE XVII - ASSIGNMENT

Neither Party shall assign any of its rights or obligations under this Agreement without the prior written consent of the other Party other than any assignment by the Company to any of its Affiliates.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives:

AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS
HALLMARK SPECIALTY INSURANCE COMPANY
HALLMARK INSURANCE COMPANY
HALLMARK NATIONAL INSURANCE COMPANY

Hallmark County Mutual Insurance Company

By:

Title:

DARAG BERMUDA LTD.

By:

Title:

SCHEDULE A

SCHEDULE OF TRANSITION MILESTONES4

(See attached)

4 Note to Draft: This Schedule A (Schedule of Transition Milestones) is subject to update prior to closing and shall include both a target due date and a final due date/outside date.

EXHIBIT A

FORM OF CLAIMS SUMMARY REPORT

Gross Indemnity Reserve:	$	Gross Expense Reserve:
Hallmark U/W Entity:		Reinsurance:
Line of Business:		Class of Business:
Named Insured:		Claimant or Plaintiff:
Claim Number:		Policy Number:
Policy Period:		Policy Limit:
Date of Loss:		Deductible or SIR:
DNR or Claim Made Date:		Attachment Point:
Claim or Loss Type:		Loss Location:
Prepared by:		Date Prepared:
Coverage:

Description of Occurrence/Wrongful Act/Loss:

Liability Analysis or Cause of Loss Determination:

Damages or Loss Estimates:

Reserve Analysis:

Resolution or Loss Adjustment Strategy/Subrogation:

EXHIBIT C

Schedule of Third-Party Reinsurance

Third-Party Reinsurance will be applied in the following manner for business classified as Binding Primary Auto or Brokerage Primary Auto:

•	100% coverage for the portion of policy limits above $1M (with Ultimate Net Loss and Loss Adjustment Expense allocated proportionately based on the proportion of the Ultimate Net Loss above $1M)
•	For policies with an effective date prior to 1/1/2019, 0%
•	For policies with an effective date between 1/1/2019 and 9/30/2019, 25%
•	For policies with an effective date between 10/1/2019 and 12/31/2019, 21.5%
•	Extra Contractual Obligations and Loss in Excess of Policy Limits are not covered by Third-Party Reinsurance

Hallmark Financial

Loss Portfolio Transfer Contract

EXHIBIT D

Investment Guidelines

Investment Sectors

Short-term / Cash	-	Cash (United States legal tender) and SEC registered money market funds that are rated AAA
	-	Certificates of deposit (issued by a United States bank and payable in United States legal tender)

US Government	U.S. Government for the purpose of this requirement are the following:
	-	Securities directly issued by the US Treasury.
	-	Securities 100% defeased with US Treasuries.
	-	Securities with the full faith and credit of the US Treasury.
	-	Securities issued by U.S. Government Sponsored Enterprises (“GSE”).
	-	Residential and Commercial Mortgage Backed Securities (“MBS”) guaranteed by U.S. Government agencies and GSEs.
	-	All securities must have the same rating as the US Treasury.
Credit (Corporates, Municipals)	Publicly issued corporate bonds, debentures, notes or other forms of debt issued by US corporations. Taxable and tax-exempt US municipal issues are permitted investments.
Prohibited	-	Equities
	-	Techniques such as short selling and use of leverage are prohibited.
	-	Derivatives (options, futures, etc.) are not to be employed including embedded derivatives but excluding callable bonds.
	-	Subordinated securities are not eligible collateral.
	-	Collateralized Debt Obligations are not eligible collateral.
	-	Derivatives are not eligible collateral.
	-	Hedging is not permitted.
	-	Securities lending is not permitted.
	-	Securities issued by any affiliate of either the Grantors or the Beneficiaries hereunder.
Restrictions and Conventions

Sector Limits	-	US Government	20%-100%
	-	US Credit *	10%-75%
	-	US Securitized *	0%-40%
	-	At least 15% must be in US Governments.

Credit Quality	-	All securities must be rated by Moody’s, S&P, or Fitch. All securities must have a minimum rating of at least: A3 by Moody’s, A- by S&P and A- by Fitch at time of purchase.
	-	In the case of split ratings, the average rating will apply with any half notch rating that results being rounded up to the next rating.

Quality Limits	-	Quality	Maximum	per Issuer
	-	US Government	100%	100.0%
	-	AAA	85%	3.0%
	-	AA	85%	3.0%
	-	A	65%	2.5%

-	* The per Issuer limits apply to Short-Term, US Credit and US Securitized.
-	For maximum limit testing, the below A - rated exposures need to be included in the A bucket.
-	These quality limits and per Issuer limits are measured quarterly based on current market values.

Rating Downgrade	-	In case a security is downgraded so that it breaches a limit or is rated below A3/ A-, the Manager is not necessarily required to dispose of all or part of the investment immediately.
	-	The aggregate amount of securities downgraded to BBB is not allowed to exceed 5%. Sub-investment grade securities must be sold. These rating limits are measured daily.
Base Currency	-	All assets must be denominated in US Dollars.
Issuer limitations	-	Issuer limits are based on the collateral pool for securitized instruments.
	-	For issuers with multiple ratings on their debt issuance, established limits will apply for each ratings bucket with the cumulative total not to exceed the limit of the highest rated level of debt.
Asset Limitations	-	No single invested asset amount shall exceed $100,000,000.00